ef
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12
Pacific Sunwear of California, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

3450 East Miraloma Avenue
Anaheim, California 92806
April 24, 2015
Dear Shareholders:
You are cordially invited to attend the 2015 annual meeting of shareholders of Pacific Sunwear of California, Inc. to be held on Thursday, June 4, 2015, at the Fairmont Miramar Hotel, located at 101 Wilshire Boulevard, Santa Monica, California 90401, beginning at 9:00 a.m. local time.
At this meeting, all shareholders are being asked to (i) elect one director for a three-year term, (ii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016, and (iii) approve our 2015 Long-Term Incentive Plan (the “2015 Plan”) which replaced the 2005 Performance Incentive Plan which expired in March 2015. Additionally, the holders of our Convertible Series B Preferred Stock of the Company are being asked to elect one director for a three-year term.
As we did last year we are using the “Notice and Access” method of providing proxy materials to you via the Internet. We continue to believe this process provides you with a convenient and quick way to access your proxy materials and vote your shares, while also conserving resources and reducing the costs of printing and mailing the proxy materials. On or about April 24, 2015, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our 2014 Annual Report and vote via the Internet. The Notice also will contain instructions on how to receive a paper copy of the proxy materials and our 2014 Annual Report if desired.
The members of the Board of Directors and management look forward to personally greeting as many shareholders as possible at the annual meeting. However, whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting.
Although you presently may plan to attend the annual meeting, we request that you submit your proxy or voting instructions as promptly as possible to ensure your representation and the presence of a quorum at the annual meeting. If you attend the annual meeting and wish to vote in person, you may withdraw your proxy and do so at that time.

Sincerely,

Gary H. Schoenfeld
President, Chief Executive Officer and Director

PACIFIC SUNWEAR OF CALIFORNIA, INC.
3450 East Miraloma Avenue
Anaheim, California 92806
_____________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 4, 2015
The 2015 annual meeting of shareholders of Pacific Sunwear of California, Inc., a California corporation (the “Company”), will be held at the Fairmont Miramar Hotel, located at 101 Wilshire Boulevard, Santa Monica, California 90401, on Thursday, June 4, 2015, at 9:00 a.m. local time, for the following purposes:
(a) For all shareholders:
(1) To elect one member of the Board of Directors to serve as a Class III director, for a three-year term. The Board’s nominee for election as a Class III director whose term will expire at the 2018 annual meeting of shareholders is Michael Goldstein;
(2) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016; and
(3) To approve our 2015 Long-Term Incentive Plan.
(b) For the holders of the Convertible Series B Preferred Stock of the Company: to elect one member of the Board of Directors to serve as a Class III director for a three-year term. The Board’s nominee for election as a Class III director whose term will expire at the 2018 annual meeting of shareholders is T. Neale Attenborough.
These items of business, including the Board’s nominees for directors, are more fully described in the Proxy Statement accompanying this Notice.
The Board of Directors has fixed the close of business on April 6, 2015, as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement thereof.

Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, beginning on or about April 24, 2015, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the record date. As of the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the Proxy Materials on a website referenced in the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Craig E. Gosselin
Senior Vice President, General Counsel and Human Resources, and Secretary
Anaheim, California
April 24, 2015

YOUR VOTE IS IMPORTANT
No matter how many shares you owned on the record date, please indicate your voting instructions on the enclosed proxy card or vote by any means as instructed in the Notice. If applicable, please date, sign and return your proxy card in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. You may also submit your proxy electronically over the Internet or by telephone. In order to avoid the additional expense to the Company of further solicitation, we urge you to promptly mail in your proxy card or submit your proxy over the Internet or by telephone, or vote by any means as instructed in the Notice whether or not you expect to attend the annual meeting in person.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
3450 East Miraloma Avenue
Anaheim, California 92806
_____________________
ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 4, 2015
_____________________
PROXY STATEMENT
_____________________
The proxy is being solicited by the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) for use at the Company’s 2015 annual meeting of shareholders to be held on Thursday, June 4, 2015, at 9:00 a.m. local time, at the Fairmont Miramar Hotel, located at 101 Wilshire Boulevard, Santa Monica, California 90401, and at any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy and the Notice of Internet Availability of Proxy Materials, as applicable, are being distributed and made available to shareholders on or about April 24, 2015. The Company intends to mail its Notice of Internet Availability of Proxy Materials and provide access to a website as referenced within its Notice of Internet Availability on or about April 24, 2015, to all shareholders entitled to vote at the annual meeting.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 4, 2015. This Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015, are available on the Internet at www.pacsun.com.
QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	Why am I receiving these proxy materials?

A:
The Company has made these materials available to you in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2015 annual meeting of shareholders (the “Annual Meeting”), to be held on Thursday, June 4, 2015, at 9:00 a.m. local time, at the Fairmont Miramar Hotel, located at 101 Wilshire Boulevard, Santa Monica, California 90401. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement whether or not you attend the Annual Meeting in person.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A:
The “Notice and Access” rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and our 2014 Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) and will not receive printed copies of the proxy materials unless they request them. The Notice will be mailed beginning on or about April 24, 2015. The Notice includes instructions on how you may access and review all of our proxy materials via the Internet. The Notice also includes instructions on how you may vote your shares. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

Q: Can I vote my shares by filling out and returning the Notice?

A:
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet or how to request a paper proxy card.

Q:	What is being voted on by all shareholders?

A:

(1)	A proposal to elect one director to serve on the Board as a Class III director for a three-year term expiring at the 2018 annual meeting of shareholders (“Proposal 1”);

(2)
A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016 (“fiscal 2015”) (“Proposal 2”); and

(3)	A proposal to approve our 2015 Long-Term Incentive Plan (“Proposal 3”).
We will also transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

Q:	What is being voted on only by the holders of the Company’s Convertible Series B Preferred Stock (the “Series B Preferred”)?

A:
For the election of one director to serve on the Board as a Class III director for a three- year term expiring at the 2018 annual meeting of shareholders (Proposal 1 for the holders of the Series B Preferred).

Q:	Why are there two directors up for election this year?

A:
The Board is currently divided into three classes, designated Class I, Class II and Class III. Currently, the Class III directors are George R. Mrkonic, Michael Goldstein and T. Neale Attenborough. As Class III directors, Messrs. Goldstein and Attenborough’s terms as directors will end at the Annual Meeting and they are up for re-election in the ordinary course pursuant to the Company’s Sixth Amended and Restated Bylaws (the “Bylaws”). Mr. Mrkonic is not standing for re-election and the Board is not nominating a replacement at this time. As a result, there will be two vacancies on the Board after the Annual Meeting, one in Class I and one in Class III. At the Annual Meeting, the shareholders will be asked to elect Messrs. Goldstein and Attenborough to serve as Class III directors. Only the holder of the Series B Preferred is entitled to vote on the election of Mr. Attenborough.

Q:	How does the Board recommend I vote on these proposals?

A:
The Board recommends a vote FOR the Board’s nominee for director listed in this Proxy Statement (FOR the nominee named in Proposal 1), FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015 (FOR Proposal 2), and FOR the 2015 Long-Term Incentive Plan (FOR Proposal 3).

Q:	Who is entitled to vote?

A:
The record date for the Annual Meeting is April 6, 2015. Holders of record of the Company’s common stock as of the close of business on that date are entitled to vote at the Annual Meeting. Additionally, the holder of the Series B Preferred is entitled to vote the shares of common stock underlying the Series B Preferred on an as-converted basis, and to vote as a class with the holders of common stock with respect to Proposal 1, Proposal 2, and Proposal 3. See “How many shares can vote” below.

Q:	How can I vote my shares?

A:
If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card, or you can attend, and vote in person at, the Annual Meeting. If, like most shareholders, your shares are held through a broker, bank or other nominee (that is, in “street name”) rather than directly in your name, the Notice or proxy materials, as applicable, are being forwarded to you by your broker, bank or other nominee, together with a voting instruction card, if applicable. As a beneficial owner, you have the right to also vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the instructions that the broker or nominee provides to you. If applicable, you should follow the instructions included on the voting instruction card you receive in order to instruct the broker, bank or other nominee how to vote the shares. Because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later are unable to attend the Annual Meeting.

Q:	What do I need for admission to the Annual Meeting?

A:
You are entitled to attend the Annual Meeting only if you were a shareholder of record as of the close of business on April 6, 2015, or you were a beneficial owner as of the close of business on April 6, 2015, and you hold a valid legal proxy for the Annual Meeting. If you are the shareholder of record, your name will be verified against the list of shareholders of record prior to your admittance to the Annual Meeting. You should be prepared to present photo identification for admission. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned Company common stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your valid legal proxy and photo identification, for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:
If your shares are registered differently or are held in more than one account, you will receive a Notice, proxy card or voting instruction card, as applicable, for each account. To ensure that all of your shares are voted, please follow the voting procedures included with each Notice, proxy card or voting instruction card you receive.

Q:	Can I revoke my proxy?

A:
Yes. Any shareholder of record has the power to revoke his or her proxy at any time before it is voted by delivering a written notice of revocation to the Secretary of the Company at the Company’s principal office, by submitting a valid proxy bearing a later date using one of the alternatives described above under “How can I vote my shares,” or by attending the Annual Meeting and voting in person. However, your mere presence at the Annual Meeting, without voting in person, will not, by itself, revoke your proxy. For shares held in street name, you may revoke a proxy by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a valid legal proxy from your broker, bank or other nominee giving you the right to vote the shares at the Annual Meeting, by attending the meeting and voting in person.

Q:	How many shares can vote?

A:
As of the close of business on the record date of April 6, 2015, there were 72,923,721 shares of common stock of the Company entitled to be voted at the Annual Meeting, and there were 1,000 shares of Series B Preferred issued and outstanding which were convertible into 13,473,537 shares of common stock. There are no other classes of voting securities outstanding. Each share of common stock entitles its holder to one vote on each matter to be voted upon. Each share of Series B Preferred is entitled to 13,473.53 votes on each matter to be voted upon by the holders of common stock of the Company and one vote on each matter to be voted on by only the holders of the Series B Preferred.

Q:	How is a quorum determined?

A:
A quorum refers to the number of shares that must be in attendance at a meeting to lawfully conduct business. The presence in person or by proxy of a majority of the sum of (i) the shares of the Company’s common stock entitled to be voted, and (ii) the shares of common stock underlying the Series B Preferred will constitute a quorum. As of the close of business on the record date, there were 72,923,721 shares of common stock of the Company outstanding and entitled to vote and 13,473,537 shares of common stock underlying the Series B Preferred. Therefore, in order for a quorum to exist, 43,198,630 shares must be represented by shareholders present at the Annual Meeting or by proxy. The election inspector will treat abstentions and shares referred to as “broker non-votes” (that is, shares held by brokers as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Q:	What vote is required to approve each proposal?

A:
The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. Under this vote standard, in a non-contested election, all director nominees will be elected if each nominee receives the affirmative vote of a majority of the shares represented and voting at the Annual Meeting, provided that the shares voting affirmatively also constitute a majority of the required quorum. The majority vote standard is discussed further under the Section entitled “Proposal 1 Election of Directors.”

The proposals to ratify the appointment of the Company’s independent registered public accounting firm (Proposal 2), and to approve the 2015 Long-Term Incentive Plan (Proposal 3) require that holders of a majority of the shares represented and voting at the Annual Meeting, either in person or by proxy must vote in favor of the proposals.

Q:	What effect do abstentions and broker non-votes have on the proposals?

A:
The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of each of the proposals at the Annual Meeting (other than with respect to the election of directors), abstentions will have no effect on the outcome of the vote. In the election of directors, abstentions and broker non-votes will have no effect on whether a nominee receives the affirmative vote of a majority of the shares represented and voting at the meeting. However, because the election of directors also requires the affirmative vote of a majority of the shares required to constitute a quorum, abstentions and broker non-votes with respect to this proposal could prevent the election of a director because they do not count as affirmative votes.

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not submit any voting instructions to your broker, the broker is entitled to vote your shares on “routine” items, such as the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm in Proposal 2. However, the vote on the election of directors (Proposal 1), and the vote to approve the 2015 Long-Term Incentive Plan (Proposal 3) are considered “non-routine” items and brokers will not be permitted to vote shares held by a beneficial owner with respect to such Proposals. Accordingly, if your shares are held in a brokerage account and you do not submit voting instructions to your broker, your shares may constitute broker non-votes with respect to Proposals 1 and 3. In that event, your shares will be treated as not present and not voting with respect to Proposals 1 and 3, although they will count for purposes of determining whether a quorum exists.
We urge you to submit instructions to your broker so that your votes will be counted on all matters at the meeting. You should vote your shares by following the instructions provided in the Notice or on the voting instruction card, as applicable, and returning your voting instruction card, if applicable, to your broker to ensure that your shares are voted on your behalf.

Q:	How will shares be voted if a shareholder does not provide specific voting instructions?

A:
If a shareholder signs and sends in a proxy card and does not indicate how the shareholder wants to vote, the election inspector will count that proxy as a vote FOR the Board’s nominee for director listed in this Proxy Statement (FOR the nominee named in Proposal 1), FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015 (FOR Proposal 2), and FOR the 2015 Long-Term Incentive Plan (FOR Proposal 3).

Q:	How will voting on any other business be conducted?

A:
Although the Board does not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business comes before the Annual Meeting, a shareholder’s validly submitted proxy gives discretionary authority to the “proxies” named in the enclosed proxy card, Craig E. Gosselin and Michael W. Kaplan, to vote on those matters according to their best judgment.

Q:	Who will bear the costs of this solicitation?

A:
The expense of soliciting proxies will be borne by the Company. The Company will solicit proxies principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone without any additional compensation. The Company has also retained D.F. King & Co., Inc. (“D.F. King”) as its proxy solicitor for the Annual Meeting to aid in the solicitation of proxies by mail, telephone, facsimile, email and personal solicitation. The Company will pay D.F. King a fee of $6,500 for its services, plus reasonable expenses. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Q:	May I propose actions for consideration at next year’s annual meeting?

A:
Yes. Shareholders interested in submitting a proposal for inclusion in the proxy materials distributed by us for the 2016 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the SEC. To be eligible for inclusion, shareholder proposals must be received no later than December 26, 2015, and must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be sent to Craig E. Gosselin, the Company’s Secretary, at 3450 East Miraloma Avenue, Anaheim, California 92806.

In addition, if you intend to nominate persons for election to the Board at our 2016 annual meeting or if you wish to present a proposal at our 2016 annual meeting but you do not intend to have it included in our 2016 proxy statement, you must deliver written notice of your nomination or proposal to Craig E. Gosselin, the Company’s Secretary, at the above address no earlier than February 5, 2016, and no later than March 6, 2016 (provided, however, that if the 2016 annual meeting of shareholders is held earlier than May 5, 2016 or later than August 13, 2016, your written notice must be received no earlier than the close of business on the 120th day prior to the date of the 2016 annual meeting of shareholders and no later than the close of business on the later of the 90th day prior to the date of the 2016 annual meeting of shareholders or the 10th day following the day on which public announcement of the date of the 2016 annual meeting of shareholders is first made). Your written notice must contain the specific information set forth in Section 11 of the Company’s Bylaws. Director nominations or proposals that are not submitted within the deadlines specified above and do not satisfy the other requirements specified in the Company’s Bylaws will not be acted upon at the 2016 annual meeting.

Q:	How do I obtain a separate set of proxy materials if I share an address with other shareholders?

A:
As permitted by applicable law, only one copy of the proxy materials, which include this Proxy Statement and the 2014 Annual Report, or the Notice, as applicable, is being delivered to shareholders with the same last name residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the proxy materials or the Notice. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy materials or the Notice, as applicable, to any shareholder residing at an address to which only one copy was mailed. If you are a shareholder at a shared address to which we delivered a single copy of the proxy materials or the Notice and you desire to receive a separate copy of this Proxy Statement and/or the 2014 Annual Report or the Notice, or if you desire to receive a separate Proxy Statement and/or annual report or Notice in the future, or if you are a shareholder at a shared address to which we delivered multiple copies of the proxy materials or Notice and you desire to receive one copy in the future, please submit your request by mail to: Investor Relations, Pacific Sunwear of California, Inc., 3450 East Miraloma Avenue, Anaheim, California 92806, or by telephone at (714) 414-4000.

If you hold your shares in street name, please contact your broker, bank or other nominee directly if you have questions, require additional copies of this Proxy Statement and/or the 2014 Annual Report or the Notice. You may contact your broker, bank or other nominee directly if you wish to receive multiple copies of proxy materials or the Notice in the future if you reside at the same address as another shareholder and only one copy was delivered to you.

PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s Sixth Amended and Restated Bylaws currently provide that the authorized number of directors of the Company shall not be less than six or more than 10 until changed by amendment of the Articles of Incorporation or by a Bylaw duly adopted by approval of the Company’s shareholders. The exact number of directors shall be fixed by amendment of the Sixth Amended and Restated Bylaws duly adopted either by the Board or the shareholders. The exact number of authorized directors as of the date of this Proxy Statement is 10.
The Company’s Sixth Amended and Restated Bylaws provide that, in the event the number of directors is fixed at nine or more, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Currently, the Class I directors are Gary H. Schoenfeld, Joshua Olshansky and Frances P. Philip; the Class II directors are Brett Brewer, Peter Starrett and David F. Filler; and the Class III directors are George R. Mrkonic, Michael Goldstein and T. Neale Attenborough.

At the Annual Meeting, all shareholders will be asked to elect one member of the Board to serve as a Class III director. Proxies with respect to the election of the director may be submitted with respect to no more than one Class III director nominee. With respect to the vote by all shareholders, Michael Goldstein, who is currently serving as a director of the Company, is the Board’s nominee as a Class III director. George R. Mrkonic is also a Class III director, but has declined to stand for re-election. As a result, there will be two vacancies on the Board after the Annual Meeting, one in Class I and one in Class III. The Board expects to fill such vacancies with qualified candidates as soon as possible.
The holder of the Series B Preferred will be entitled to elect one director to the Board, which director will be appointed to the Board without the vote of the holders of the Company’s common stock. Proxies with respect to the election of the director may be submitted by the holders of the Series B Preferred with respect to no more than one Class III director nominee. With respect to the vote by the holders of the Series B Preferred, T. Neale Attenborough is the Board’s nominee for election as a Class III director.
The accompanying proxies solicited by the Board will be voted FOR the election of the nominees named below, unless the proxy is marked to vote against such a nominee or to abstain.
The Company’s nominee for election as a director by all shareholders is:

Class	Nominee	Term

III	Michael Goldstein	Three-year term expiring at the 2018 annual meeting of shareholders
The Company’s nominee for election as a director by the holders of the Series B Preferred is:

Class	Nominee	Term

III	T. Neale Attenborough	Three-year term expiring at the 2018 annual meeting of shareholders
Each of the above nominees has agreed to serve as a director if elected and has consented to be named in this Proxy Statement. If either of the nominees should become unavailable for election to the Board, the persons named as proxy holders in the proxy or their substitutes may vote for a substitute to be designated by the Board. Alternatively, the Board may reduce the number of directors. The Board has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of directors.

Vote Required for Election of Directors
For the purpose of electing directors, each shareholder is entitled to one vote per share for each of the directors to be elected by that shareholder’s class of securities. The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. This means that in an election where the Board of Directors determines, at the expiration of the time fixed under the applicable provisions of the Company’s Bylaws requiring advance notification of director nominations, that the number of nominees for director does not exceed the number of directors to be elected, a nominee for director will be elected to the Board if the nominee receives the affirmative vote of a majority of the applicable class of shares represented and voting at the meeting, provided that the shares voting affirmatively also constitute a majority of the required quorum. The holders of the Series B Preferred are entitled to vote as a class to elect two directors to the Board. One director elected by the holders of the Series B Preferred is a Class I director and the other is a Class III director. Each was elected at the 2012 Annual Meeting, and Mr. Attenborough, the Class III director, is up for election at the Annual Meeting. Mr. Olshansky, the Class I director, will be up for election at the 2017 annual meeting.
The majority voting standard does not apply, however, if the Board determines that the number of candidates for election exceeds the number of directors to be elected by the shareholders at that election. In that case, the nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting, up to the number of directors to be elected by those shares, would be elected as directors. Because the Board has determined that the number of nominees for election at the Annual Meeting will not exceed the number of directors to be elected at the meeting, the election of the director by all shareholders at the Annual Meeting is not contested. As a result, each of the nominees will be elected at the Annual Meeting if each nominee receives the affirmative vote of a majority of the applicable class of shares represented and voting at the Meeting, provided that the shares voting affirmatively also satisfy the required quorum. In the election of directors, abstentions and broker non-votes will have no effect on whether a nominee receives the affirmative vote of a majority of the shares represented and voting at the meeting. However, because approval of this proposal also requires the affirmative vote of a majority of the shares required to constitute a quorum, abstentions and broker non-votes with respect to this proposal could prevent the election of a director because they do not count as affirmative votes.
If the nominee to be voted on by all shareholders fails to receive the vote required to be elected, then, unless he has earlier resigned, his term shall end on the date that is the earlier of ninety (90) days after the date on which the voting results are determined or the date on which the Board selects a person to fill the office held by that director in accordance with the procedures for filling vacancies on the Board as set forth in the Bylaws.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEE FOR DIRECTOR NAMED ABOVE. PROXIES VALIDLY RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF SUCH NOMINEE NAMED ABOVE UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE IN THE PROXY.
Nominees and Continuing Directors
In selecting director nominees, the Nominating and Governance Committee considers the fit of each director’s qualifications and skills with those of our other directors, in order to recommend a board of directors that, as a whole, is effective, collegial and responsive to our shareholders. The following table provides information regarding the Board’s nominee for election to the Board as well as all other continuing members of the Board. The individual experience, qualifications, attributes and skills of each of our directors that led to the Board’s conclusion that each director should serve as a member of the Board are also described in the following paragraphs. The ages shown are as of April 6, 2015.

The Board has affirmatively determined that each of Messrs. Brewer, Goldstein, Starrett, Olshansky, Attenborough, and Filler and Ms. Philip is an independent director as defined in the rules of The Nasdaq Stock Market (“NASDAQ”). Mr. Schoenfeld does not qualify as an independent director because he occupies the position of President and Chief Executive Officer of the Company.

Name (Age)	Business Experience and Directorships	Director Since

Brett Brewer (42) **
Mr. Brewer is an Internet entrepreneur who has built, operated and sold Internet media companies. In 1998, Mr. Brewer co-founded Intermix Media, which launched several online businesses including Myspace.com, Skilljam.com and Alena.com. He took Myspace public in 1999 and the company was sold to NewsCorp in October 2005. Mr. Brewer is Chairman and a Director of Adknowledge.com, a behavioral-based advertising technology company. In addition, Mr. Brewer is on the Board of After School All-Stars, a non-profit organization that provides after school programs for kids. From 2007 to 2009, he served on the Board of Transworld Entertainment, a specialty music and video retailer with a national mall-based store portfolio. From 2004 to 2009, Mr. Brewer was a Board member of Bizworld, a non-profit organization that teaches children about business, entrepreneurship and money management through project-based learning. The Board believes Mr. Brewer is qualified to serve as a director of the Company due to his significant experience in the internet industry and his ability to assist the Company in its development of its e-commerce business.
2008

Michael Goldstein (73) *
Mr. Goldstein was employed by Ernst & Young (and its predecessor firms) from 1963 to 1979, including six years as an audit partner. Mr. Goldstein served as Chairman of Toys “R” Us, Inc. from 1998 to 2001, Chief Executive Officer from 1999 to 2000, Vice Chairman and Chief Executive Officer from 1994 to 1998 and Chief Financial Officer from 1983 to 1994. Mr. Goldstein is a director of various private companies and not-for-profit charitable organizations. Mr. Goldstein served on the Boards of the following public companies within the last five years: Charming Shoppes, Inc. from 2008 to 2012; 4 Kids Entertainment, Inc. from 2002 to 2012; Martha Stewart Living Omnimedia, Inc. from 2004 to 2010; and Medco Health Solutions, Inc. from 2005 to 2012. The Board believes Mr. Goldstein is qualified to serve as a director of the Company due to his experience and governance leadership roles on the Boards of various other public companies, as well as his extensive background in finance, both as an audit partner and as a finance executive and chief executive officer of a large public corporation.
2004

Gary H. Schoenfeld (52) ***
Mr. Schoenfeld was appointed President and Chief Executive Officer of the Company in June 2009. Prior to joining us, he was President of Aritzia Inc., a Canadian fashion retailer, and Chief Executive Officer of Aritzia USA from August 2008 to February 2009, and was a director of Aritzia Inc. from May 2006 to June 2009. From 2006 until 2008 he was Vice Chairman and President and then Co-CEO of Global Brands Group, a brand management and licensing company based in London and Singapore which is the world-wide master licensee for The FIFA World Cup™. From September 1995 to July 2004, Mr. Schoenfeld was an executive officer of Vans, Inc., a publicly traded designer, distributor and retailer of footwear. He joined Vans as Chief Operating Officer, then became President and a member of the Board of Directors in 1996 and Chief Executive Officer in 1997. He is a former director of several companies, including 24 Hour Fitness, Inc., Hawaiian Airlines, and CamelBak Products, Inc. Mr. Schoenfeld received a Bachelors of Arts degree from UCLA and a Masters of Business Administration from Stanford Business School. The Board believes Mr. Schoenfeld is qualified to serve as a director of the Company due to his leadership position as the current President and Chief Executive Officer of the Company, his extensive background in the action sports industry, as well as his significant experience as a chief executive and director of various other public and private companies.
2010

Name (Age)	Business Experience and Directorships	Director Since
Peter Starrett (67) **
Mr. Starrett has served as Chairman of the Board since 2009 and as a member of our Board of Directors since 2003. Mr. Starrett is presently President of Peter Starrett Associates, a retail advisory firm he founded in 1998. He also serves as an Industry Executive with Freeman Spogli, a private equity firm that has a focus on the retail industry, and has been associated with them since 1998. From 1990 to 1998, Mr. Starrett was the President and Founder of Warner Bros. Studio Stores, where he had global responsibility for 180 stores in the United States, Europe and Asia. Previously, he was Chairman and Chief Executive Officer of The Children's Place, a leading specialty retailer. Earlier in his career, he served in senior merchandising positions with both May and Federated Department Stores. Mr. Starrett also serves as Chairman of the Board of Directors of Boot Barn, Inc., a footwear and clothing retailer, and serves on the Boards of Directors of Floor & Decor, a retailer of hard service flooring, hhgregg, Inc., a retailer of appliances and electronics, and Petco Animal Supplies, Inc., a retailer of pet food and supplies. Mr. Starrett has served on the Boards of many other public and private retail companies. Mr. Starrett also serves on the Board of Directors of Goodwill Southern California. Mr. Starrett received a bachelor's degree from the University of Denver and a master's degree from Harvard Business School. We believe that Mr. Starrett is qualified to serve as a Director of the Company due to his extensive experience as an officer and Director of a broad range of public and private companies in the retail industry and his significant background in leadership and strategic decision-making.
2003

Joshua Olshansky (44)***
Mr. Olshansky was originally appointed to the Board on December 7, 2011, pursuant to the Stock Purchase and Investor Rights Agreement with PS Holdings of Delaware, LLC-Series A described under the heading "Certain Transactions." Mr. Olshansky is a Managing Director of Golden Gate Private Equity, Inc. (“Golden Gate Capital”), which he joined in 2002 and where he focuses on the retail, restaurant, and consumer products sectors. Prior to joining Golden Gate, Mr. Olshansky held positions at Bain Capital, Bain & Company, Ventro Corporation, and Rightorder Inc. Mr. Olshansky serves on the Boards of Directors of California Pizza Kitchen, Eddie Bauer, J.Jill, Payless and Red Lobster. He has an M.B.A. from Harvard Business School and a B.A. from The University of Pennsylvania. The Board believes Mr. Olshansky is qualified to serve as a director of the Company because he possesses particular knowledge and experience in finance and capital structure; strategic planning and leadership of complex organizations; consumer brand strategy and marketing; and board practices of other major companies, including retail companies.
2011
T. Neale Attenborough (55) #
Mr. Attenborough was originally appointed to the Board on December 7, 2011, pursuant to the same Stock Purchase and Investor Rights Agreement as Mr. Olshansky. Mr. Attenborough is an Operating Partner of Golden Gate Capital, which he joined in 2011 and where he focuses on retail and consumer product sectors. Prior to joining Golden Gate, Mr. Attenborough was the Chairman and Chief Executive Officer of Orchard Brands. In January 2011, the parent company and subsidiaries of Orchard Brands filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. Mr. Attenborough serves on the Boards of Directors of Apogee Retail, California Pizza Kitchen, Eddie Bauer, Next Models, Payless, Questech Metals and Red Lobster. He has an M.B.A from Harvard Business School and a B.A from the University of Michigan. The Board believes that Mr. Attenborough is qualified to serve as a director of the Company due to his extensive knowledge and expertise in strategic planning and consumer brand strategy and marketing and the board practices of other major companies, including retail companies.
2011

David F. Filler (48) **
Mr. Filler is a partner of the law firm Filler Rodriguez, LLP. Mr. Filler has practiced general corporate and securities law, real estate and entertainment law for over 20 years. He is a member of the Texas, Florida and New York bars. He also is a principal of Suntex Ventures LLC, a private equity fund which currently owns and operates 21 mixed-use waterfront properties (marinas) which is rapidly expanding throughout the U.S. and Caribbean. He has a B.A. from the University of Texas and a J.D. from the University of Texas Law School where he was an editor of the Law Review. The Board believes that Mr. Filler is qualified to serve as a director of the Company due to his extensive experience in counseling a diverse clientele of companies.
2013

Frances P. Philip (56) ***
From 1994 to 2011, Ms. Philip held positions of increasing responsibility at L.L. Bean, including Chief Merchandising Officer from 2002 to 2011. Prior to working at L.L. Bean, Ms. Philip was one of three principals who launched the innovative fresh flower catalog, Calyx & Corolla, and she served in a variety of roles with other specialty retailers, including The Nature Company, Williams-Sonoma, and The Gap. Ms. Philip is a graduate of Harvard Business School and also serves on the boards of directors of Vera Bradley, a leading designer of women’s handbags and accessories, Totes-Isotoner, a privately-held manufacturer of umbrellas, footwear and other cold weather accessories, Crane & Co., Inc., a privately-held manufacturer of US currency paper and fine cotton papers used for business and personalized stationery; and the Coastal Humane Society. The Board believes Ms. Philip is qualified to serve as a director of the Company because of her extensive experience in product design and development, multi-channel merchandising and the retail and consumer products industry.
2013

___

*	Nominee for election as a Class III director.

**
Current Class II director serving until the 2016 annual meeting of shareholders and until his successor shall have been elected and qualified. Mr. Starrett was to serve until the 2015 annual meeting of shareholders due to the Board’s then-policy of limiting directors’ terms to 12 years; however, the Board eliminated that policy in September 2014, thus Mr. Starrett will serve his full three-year term until its expiration in 2016.

***	Current Class I director serving until the 2017 annual meeting of shareholders and until his or her successor shall have been duly elected and qualified.

#	Nominee to be voted on only by the holders of the Series B Preferred.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Leadership Structure of the Board
Pursuant to the Corporate Governance Guidelines of the Board, the offices of Chairman of the Board and Chief Executive Officer are separate offices. The Board believes this separate leadership structure is the most appropriate for the Company at this time because it allows our Chairman to focus on the effectiveness and independence of the Board while our Chief Executive Officer focuses on executing the Company’s strategy and managing the Company’s operations and performance.
Our Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. Management is responsible for the Company’s day-to-day risk management activities. The Company, through its internal auditor, has established an enterprise risk framework for identifying, aggregating, quantifying and evaluating risk across the enterprise. The risk framework is integrated with the Company’s annual planning, audit scoping and control evaluation management by our internal auditor. The review of risk management is a dedicated periodic agenda item for the Audit Committee, whose responsibilities include periodically reviewing management’s financial risk assessment and risk management policies, the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures.
Our other Board committees also consider and address risk as they perform their committee responsibilities. For example, the Compensation Committee discusses and reviews compensation arrangements for the Company’s executive officers to avoid incentives that would promote excessive risk-taking that reasonably would have a material adverse effect on the Company (see “Compensation-Related Risk Assessment”), and the Nominating and Governance Committee oversees risks associated with operations of the Board and its governance structure. Further, at each Nominating and Governance Committee meeting the Company’s General Counsel reports on litigation, regulatory, public policy and other legal risks that may affect the Company. The full Board monitors risks through regular reports from each of the Committee chairs and members of management, and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters. We believe the division of risk management responsibilities described above is an effective approach for evaluating and addressing the risks facing the Company and that our Board leadership structure supports this approach because it allows our independent directors, through the independent Board committees and Chairman, to exercise effective oversight of the actions of management.
Director Compensation
Members of the Board who are not employed by the Company (our non-employee directors) are not paid any compensation or additional remuneration other than for their services to the Board. Members of the Board who are employed by the Company are not paid any compensation or additional remuneration for their services to the Board. Additionally, Messrs. Olshansky and Attenborough do not receive compensation for their services to the Board because they are employed by Golden Gate Capital, whose affiliate receives an annual management fee of $250,000 from the Company. The following table presents information regarding the compensation of the Company’s non-employee directors for their services as a director during the Company’s fiscal year ended January 31, 2015 (“fiscal 2014”).

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Michael Goldstein	77,500	85,000	162,500
Peter Starrett	140,000	85,000	225,000
George R. Mrkonic*	75,000	85,000	160,000
Brett Brewer	65,000	85,000	150,000
Joshua Olshansky	(3)	(3)	(3)
T. Neale Attenborough	(3)	(3)	(3)
David F. Filler	67,500	85,000	152,500
Frances P. Philip	66,250	85,000	151,250
 ___
* Mr. Mrkonic is not standing for re-election to the Board.

(1)
The amounts reported in this column reflect: (1) a cash payment component; and (ii) a share-based payment component equal to the fair value on the grant date of the stock awards granted to our non-employee directors during fiscal 2014 as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards contained in Note 8, Shareholders Equity — Stock Compensation to the Consolidated Financial Statements included as part of the our fiscal 2014 Annual Report. We granted each of our non-employee directors an award of 25,000 restricted stock units (“RSUs”) during fiscal 2014. Each of these RSU grants had an aggregate grant-date fair value of $56,250 and will vest on the first anniversary of the grant date (or if earlier, the date of the regularly scheduled annual meeting of shareholders that occurs in the year in which such vesting date would otherwise fall).

(2)
The following table presents the number of outstanding (vested and unvested) RSUs and unexercised stock options (including stock appreciation rights) held by each of our non-employee directors as of January 31, 2015.

Non-Employee Director	Number of Shares Subject to Outstanding Options at February 1, 2014	Number of Shares Subject to Outstanding RSUs at February 1, 2014
Michael Goldstein	18,000	147,806
George R. Mrkonic*	9,000	147,806
Peter Starrett	18,000	147,806
Brett Brewer	9,000	147,806
Joshua Olshansky	(3)	(3)
T. Neale Attenborough	(3)	(3)
David F. Filler	-	25,000
Frances P. Philip	-	25,000
* Mr. Mrkonic is not standing for re-election to the Board.
Compensation paid to our non-employee directors for their service on our Board during fiscal 2014 generally consisted of an annual retainer, fees for attending meetings, and an annual equity award. Providing a combination of equity and cash incentives our directors to focus on long-term performance and shareholder value while still recognizing their energy and effort throughout the year. All non-employee directors are also reimbursed for out-of-pocket expenses they incur in attending meetings of the Board.
(3) Messrs Olshansky and Attenborough did not receive compensation for their service on the Board.

Annual Retainer and Meeting Fees.    The following table sets forth the schedule of meeting fees and annual retainers for non-employee directors currently in effect:

Type of Fee	($)
Annual retainer to Chairman, disbursed in five equal payments corresponding to each regularly scheduled Board meeting	100,000
Annual Board retainer other than to Chairman, disbursed in five equal payments corresponding to each regularly scheduled Board meeting	30,000
Additional annual retainer to audit committee chairman, disbursed in same manner as Board member annual retainer	10,000
Additional annual retainer to committee chairman other than audit committee chairman, disbursed in same manner as Board member annual retainer	5,000
Fee for each Board meeting attended in person	3,000
Fee for each Board meeting attended telephonically and for each committee meeting attended in person or telephonically	1,250

Annual Equity Awards.    Each non-employee director continuing in service after the annual meeting of shareholders, except Messrs. Olshansky and Attenborough, receives an automatic annual award of equity to be delivered solely in the form of RSUs, or in a combination of RSUs and cash under the circumstances described below. Each outstanding RSU was granted under the Company’s 2005 Performance Incentive Plan and each RSU to be granted tin the future will be made under the 2015 Long-Term Incentive Plan, with each RSU representing the right to receive one share of Company common stock following the date the director ceases to be a member of the Board. The Board believes that delaying delivery of the common stock until after the director ceases to be a member of the Board more closely aligns the director’s interest with the long-term interests of the Company’s shareholders. The number of RSUs subject to a continuing non-employee director’s annual award will be determined by dividing the sum of $85,000 by the closing price of a share of the Company’s common stock on the date of grant of the award, which is expected to be on or about the date of the annual meeting of shareholders. In no event, however, will any non-employee director’s RSU award cover more than 25,000 units in any single fiscal year. To the extent that the number of units subject to a director’s annual RSU award would otherwise exceed 25,000 units under the above formula, the Company will supplement the RSU award with a cash payment to the director in the amount necessary to achieve the $85,000 value target. Consistent with the timing for payment of the RSUs, payment of any supplemental cash award will be deferred until after the date the director ceases to be a member of the Board. The RSUs and, if applicable, the right to receive any supplemental cash award, will vest on the first anniversary of the grant date (or if earlier, the date of the regularly scheduled annual meeting of shareholders that occurs in the year in which such vesting date would otherwise fall).
The RSUs and, if applicable, the right to receive any supplemental cash award, vest on an accelerated basis in connection with a change in control of the Company, unless otherwise provided by the Board in circumstances where the Board has made a provision for the assumption or other continuation of the awards. In addition, if a non-employee director’s service terminates by reason of the director’s death, disability or voluntary retirement, any unvested RSUs (and any supplemental cash awards) will then vest on a pro rata basis, proportionate to the part of the year during which the non-employee director served, with the remainder of the RSUs (and any supplemental cash awards) to be forfeited unless otherwise determined by the Board.
Each non-employee director’s RSUs are subject to the terms of the 2005 Performance Incentive Plan or the 2015 Long-Term Incentive Plan, as applicable. The Board administers the plan as to non-employee director awards and has the ability to interpret and make all required determinations under the plan, subject to plan limits. This authority includes making required proportionate adjustments to outstanding awards to reflect any impact resulting from various corporate events such as reorganizations, mergers and stock splits.
Director Stock Ownership Guidelines
To better align the interests of directors with the interests of the Company’s shareholders, the Board has established ownership guidelines under which each non-employee director, except Messrs. Olshansky and Attenborough, is to own shares of common stock in the Company with a value equal to at least five times the annual cash retainer paid to the director for his or her services on the Board that is, at present, $500,000 in the case of the Chairman and $150,000 in the case of all other non-employee directors. These shares are in addition to shares issuable upon the deferred payout of vested RSU awards following the termination of Board service. For purposes of these guidelines, the value of the shares is determined based on the amount invested by the director at the time of each purchase or, if greater, the then-current market value of such shares. Each non-employee director is credited with any shares acquired by such director upon the exercise of SARs, options or other equity awards, and shares issuable upon the deferred payment of vested RSUs following the termination of Board service. This ownership goal has been attained by all current non-employee directors, except Mr. Filler and Ms. Philip each of whom joined the Board in fiscal 2013, and Messrs. Olshansky and Attenborough, who are not subject to the policy.
Any future new directors must attain this ownership goal within five years of appointment or election to the Board. The Board may modify these guidelines at any time.

Committees of the Board
The Board has standing Audit, Compensation, and Nominating and Governance Committees. All members of each of the Board committees satisfy the independence requirements of rules of the NASDAQ and applicable law (including, in the case of members of the Audit Committee, Rule 10A-3 promulgated under the Securities Exchange Act of 1934). The members of the Board on the date of this Proxy Statement, and the committees of the Board on which they serve, are as follows:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Gary H. Schoenfeld, President and CEO
Brett Brewer	X
Michael Goldstein	XX
George R. Mrkonic*		XX	X
Peter Starrett, Chairman		X	XX
Joshua Olshansky
T. Neale Attenborough
David F. Filler	X
Frances P. Philip		X	X

___
X = Member
XX = Chair

•	= Mr. Mrkonic is not standing for re-election to the Board. Ms. Philip will become the Chair of the Compensation Committee upon Mr. Mrkonic’s departure from the Board.
Audit Committee.    The primary responsibility of the Audit Committee is to oversee the accounting and financial reporting practices and processes of the Company and the audits of the financial statements of the Company, appoint and oversee the Company’s independent registered public accounting firm, review the scope of, and pre-approve, all audit and permissible non-audit services, and oversee the internal audit function and review management’s assessment of the adequacy and effectiveness of internal controls. The Audit Committee also reviews our risk management issues, including the guidelines and policies governing the process by which the Company assesses and manages its exposure to operational and financial risk, and the steps taken by management to monitor and control such exposures. The Audit Committee meets with management and the Company’s independent registered public accounting firm. The Audit Committee Charter, which was most recently reviewed by the Audit Committee in February 2015, sets forth the authority and responsibilities of the Audit Committee and is available on the Company’s website at www.pacsun.com by clicking on “Investor Relations” at the bottom of the page and then on “Committee Composition” and “Audit Committee” under the “Corporate Governance” heading. The Audit Committee Charter requires that the Audit Committee consist of three or more board members who satisfy the independence requirements of NASDAQ. At all times during fiscal 2014, the Audit Committee consisted of at least three board members, each of whom the Board affirmatively determined met those independence requirements. The Audit Committee is currently comprised of Messrs. Brewer, Goldstein and Filler. The Board has also determined that Mr. Goldstein, the Chair of the Audit Committee, has accounting and related financial management expertise within the meaning of NASDAQ listing standards and that he qualifies as an “audit committee financial expert” within the meaning of SEC regulations. The Audit Committee met ten times during fiscal 2014.
Compensation Committee.    The primary responsibility of the Compensation Committee is to establish and govern the compensation and benefit practices of the Company, which includes developing general compensation policies, reviewing and approving compensation of the executive officers of the Company, and overseeing all of the Company’s employee benefit plans, including the Company’s 2005 Performance Incentive Plan and Employee Stock Purchase Plan (together, the “Stock Plan”), the 2015 Long-Term Incentive Plan, the Pacific Sunwear of California, Inc. Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”) and the Pacific Sunwear of California, Inc. Executive Severance Plan (the “Executive Severance Plan”). The Compensation Committee Charter, which was most recently reviewed by the Compensation Committee in February 2015, is available on the Company’s website at www.pacsun.com by clicking on “Investor Relations” at the bottom of the page and then on “Committee Composition” and “Compensation Committee” under the “Corporate Governance” heading. The Compensation Committee Charter requires that the Compensation Committee consist of no fewer than two Board members who satisfy the independence requirements of NASDAQ and applicable law. At all times during fiscal 2014, the Compensation Committee consisted of three Board members, each of whom the Board affirmatively determined met those independence requirements. The Compensation Committee is currently comprised of Messrs. Mrkonic and Starrett and Ms. Philip. The Compensation Committee met seven times during fiscal 2014.

Pursuant to its Charter, the Compensation Committee’s responsibilities include the following:

•	review, evaluate and make recommendations to the full Board with respect to management’s proposals regarding the Company’s overall compensation policies;

•
review and approve goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation, all outside the presence of the Chief Executive Officer;

•
consider and approve the selection, retention and remuneration arrangements for other executive officers and establish, review and approve compensation plans in which any executive officer is eligible to participate;

•	make recommendations to the Board with respect to the Company’s incentive and equity-based compensation plans, and administer any such plans for which no other administrator is named;

•	review the Company’s other compensation and benefit plans in light of the Company’s plans, objectives, needs and competitive position;

•	make recommendations to the Board with respect to compensation of directors and committee members;

•
review the Company’s annual compensation discussion and analysis disclosure for inclusion in the Company’s proxy statement or annual report, and issue a report (which will also be included in the proxy statement or annual report) as to whether the Compensation Committee recommends to the Board that such compensation discussion and analysis be included in the proxy statement or annual report;

•	review and reassess the adequacy of the Charter annually and recommend any proposed changes to the Board for approval;

•	annually review the Compensation Committee’s own performance; and

•	make recommendations and report to the Board and other Board committees with respect to compensation policies of the Company or any of the foregoing matters.
In addition, the Compensation Committee assesses and evaluates any risks arising from the Company’s compensation policies and practices. See “Compensation-Related Risk Assessment.”
The Compensation Committee retains the power to appoint subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Compensation Committee or the Board. Except as described below, our executive officers, including the “Named Executive Officers” (as defined under the heading “Executive Compensation and Related Matters — Compensation Discussion and Analysis” below), do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Executive Officers and our other senior executive officers. However, our Chief Executive Officer recommends to the Compensation Committee salary, annual bonus and long-term incentive compensation levels for less senior officers, including the other Named Executive Officers, in accordance with the Compensation Committee Charter.
Pursuant to its Charter, the Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers (including the Named Executive Officers). Prior to receiving any advice from any compensation consultant, or outside legal counsel or other compensation advisors, the Committee must consider the independence factors enumerated in Rule 10C-1(b)(1) under the Exchange Act (the “Independence Factors”). The Compensation Committee retained Exequity LLP (“Exequity”) as an independent compensation consultant to assist it in determining the compensation levels for our senior executive officers for fiscal 2014. Prior to Exequity performing its work, the Committee considered the Independence Factors. The mandate of Exequity was to advise and assist the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. Exequity did not provide any other services to the Company during fiscal 2014. Exequity’s work during fiscal 2014 did not raise any conflicts of interest within the meaning of Item 407(e)(3)(iv) of Regulation S-K. The Compensation Committee retains the sole authority to hire and terminate its consultant.
Nominating and Governance Committee.    The Nominating and Governance Committee reviews the Company’s corporate governance policies and practices in comparison with those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes-Oxley Act of 2002, the Dodd/Frank Wall Street Reform and Consumer Protection Act, the rules of the SEC, and the listing standards of NASDAQ. The Nominating and Governance Committee also recommends qualified candidates as directors of the Company, including the slate of directors that the Board proposes for election by shareholders at the Company’s annual meetings of shareholders, and recommends the directors to be appointed by the Board to the various Board committees. The Nominating and Governance Committee considered and recommended the two Board nominees presented for election as directors at the Annual Meeting. The Nominating and Governance Committee Charter, which was most recently reviewed by the Nominating and Governance Committee in February 2015, is available on the Company’s website at www.pacsun.com by clicking on “Investor Relations” at the bottom of the page and then on “Committee Composition” and “Nominating and Governance Committee” under the “Corporate Governance” heading. The Nominating and Governance Committee Charter requires that the Nominating and Governance Committee consist of no fewer than two Board members who satisfy the independence requirements of NASDAQ and applicable law. At all times during fiscal 2014, the Nominating and Governance Committee consisted of either two or three Board members, each of whom the Board affirmatively determined met those independence requirements. The Nominating and Governance Committee is currently comprised of Messrs. Mrkonic and Starrett and Ms. Philip. The Nominating and Governance Committee met five times during fiscal 2014.
Criteria the Nominating and Governance Committee uses in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of independence required by NASDAQ. While the Nominating and Governance Committee does not have any specific, minimum qualifications for Board nominees, in considering possible candidates for election as a director, the Nominating and Governance Committee strives to compose a Board with a collection of complementary skills and which, as a group, will possess the appropriate skills and experience to effectively oversee the Company’s business. The Committee is guided by the following principles: (a) each director should be an individual of high character and integrity; (b) each director should be accomplished in his or her respective field, with superior credentials and recognition; (c) each director should have relevant expertise and experience, and should be able to offer advice and guidance to management based on that expertise and experience; (d) each director should have sufficient time available to devote to the Company’s affairs; (e) each director should represent the long-term interests of the Company’s shareholders as a whole; and (f) each director should be selected such that the Board represents a diversity of background and experience. Although diversity may be a consideration in the Committee’s process, the Nominating and Governance Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees. The Nominating and Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by a shareholder), as well as the overall composition of the Board, and recommend the slate of directors to be nominated for election at the next annual meeting of shareholders. The Nominating and Governance Committee does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.
The Nominating and Governance Committee will consider written proposals from shareholders for nominees to the Board. Nominations should be submitted to the Nominating and Governance Committee, in care of the Company's Secretary, and should include the following: (a) a brief biographical description of the proposed nominee (including his or her occupation for at least the last five years), and a statement of his or her qualifications, taking into account the principles used by the Nominating and Governance Committee in evaluating possible candidates, as described above; (b) the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of the Company’s common stock owned by such shareholders(s); (c) a statement detailing any relationship between the proposed nominee and any customer, supplier or competitor of the Company; (d) detailed information about any relationship or understanding between the nominating shareholder(s) and the proposed nominee; and (e) the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving on the Board, if elected. Nominees recommended by shareholders in accordance with these procedures will receive the same consideration given to nominees of management, the Board and the Nominating and Governance Committee.
Attendance at Board and Committee Meetings
The Board met twelve times during fiscal 2014. No director attended fewer than 75% of the aggregate of the total number of meetings held by the Board during the period for which he or she was a director and the total number of meetings held by all committees of the Board on which such director served during the period for which he or she served in fiscal 2014. The Company strongly encourages its directors to attend its annual meetings of shareholders. All of the Company’s then-currently serving directors attended the 2014 annual meeting of shareholders.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP was the Company’s independent registered public accounting firm for fiscal 2014 and has reported on the Company’s Consolidated Financial Statements included in the 2014 Annual Report that accompanies this Proxy Statement. The Audit Committee appoints the independent registered public accounting firm. The Audit Committee has reappointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015. In the event that shareholders do not ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm, the Audit Committee will reconsider the selection of the independent registered public accounting firm. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table presents fees for professional services rendered by Deloitte & Touche LLP in connection with the audit of the Company’s annual financial statements and the review of the Company’s quarterly financial statements for fiscal 2014 and fiscal 2013 and the fees billed for audit-related, tax and other services rendered by Deloitte & Touche LLP for such years:

	Fiscal
Description of Professional Service(1)	2014	2013
Audit Fees — professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Forms 10-K, the reviews of the quarterly financial statements included in the Company’s Forms 10-Q, and Sarbanes-Oxley testing	$761,475	$732,200
Audit-related Fees — assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements	131,511	37,000
Tax Fees — professional services rendered for tax compliance, tax consulting and tax planning — includes reviews of federal and state income tax returns and miscellaneous tax consulting	348,081	297,773
Total Fees	$1,241,067	$1,066,973
___

(1)	Amounts disclosed are based, in part, on estimates of services performed as of the date of this filing but not yet billed.
Audit Committee Pre-Approval Policies and Procedures.    The Charter of the Audit Committee establishes procedures for the Audit Committee to follow to pre-approve auditing services and non-auditing services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. The Charter prohibits the Company from retaining its independent registered public accounting firm to perform specified non-audit functions, including bookkeeping; financial information systems design and implementation; appraisal or valuation services; fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, investment advisor, or investment banking services; legal services and expert services unrelated to the audit; and any other services that the Public Company Accounting Oversight Board established pursuant to the Sarbanes-Oxley Act of 2002 determines, by regulation, is impermissible. The Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm in fiscal 2014 and 2013.
THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

REPORT OF THE AUDIT COMMITTEE
To: The Board of Directors
As members of the Audit Committee, we are responsible for the oversight of all aspects of the Company’s financial reporting, internal control and audit functions. We carry out those responsibilities in accordance with the guidelines set forth in our Audit Committee Charter, which was most recently reviewed by the Audit Committee in February 2015.
Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for auditing the Company’s financial statements. Our responsibility is to monitor and review these processes and procedures. We are not professionally engaged in the practice of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.
During fiscal 2014, we met and held discussions with management and the independent registered public accounting firm, Deloitte & Touche LLP. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent registered public accounting firm. We have reviewed and discussed the Company’s financial statements and system of internal controls and procedures with management, and discussed with Deloitte & Touche LLP those matters required to be discussed by Auditing Standard No. 16. In addition, we have received the written disclosures and the letter from Deloitte & Touche LLP that are required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and have discussed with Deloitte & Touche LLP the firm’s independence.
During the course of fiscal 2014, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. We received periodic updates concerning the system of internal controls from management and the independent registered public accounting firm at regularly scheduled Audit Committee meetings. At the conclusion of the process, management provided us with, and we reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. We also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, and (ii) the effectiveness of the Company’s internal control over financial reporting.
In reliance on the reviews and discussions noted above, and subject to the limitations on our role and responsibility described above and in the Audit Committee Charter, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015, for filing with the SEC. We also appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015.

April 24, 2015	AUDIT COMMITTEE
Michael Goldstein, Chair
Brett Brewer
David F. Filler

Vote Required; Recommendation of the Board
The Company’s Board and the Audit Committee believe that the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015 is in the best interests of the Company and its shareholders.
Approval of the ratification of the independent registered public accounting firm requires that holders of a majority of the shares of common stock represented and voting at the Annual Meeting (including the shares of common stock underlying the Series B Preferred), either in person or by proxy, must vote in favor of the proposal. Shares represented by proxies which are marked to indicate abstentions and broker non-votes will not affect the outcome for this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015. PROXIES VALIDLY RECEIVED BY THE COMPANY WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

PROPOSAL 3
APPROVAL OF 2015 LONG-TERM INCENTIVE PLAN

General

      At the Annual Meeting, shareholders will be asked to approve the Pacific Sunwear of California, Inc. 2015 Long-Term Incentive Plan (the “2015 Plan”), which was adopted, subject to shareholder approval, by the Board of Directors on March 19, 2015 (the “Effective Date”).

      The Company believes that incentives and stock-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2015 Plan are an important attraction, retention and motivation tool for participants in the Plan.

      The Company currently maintains the 2005 Performance Incentive Plan (the “2005 Plan”). As of April 6, 2015, a total of 5,409,644 shares of the Company’s common stock were then subject to outstanding stock option and restricted stock awards granted under the 2005 Plan. No shares remained available for grant under the 2005 Plan as of April 6, 2015. (See the paragraph following the footnotes to the table under the heading "Equity Compensation Plan Information" for full detail regarding outstanding awards under the 2005 Plan). The Company’s authority to grant new awards under the 2005 Plan expired on March 22, 2015.

Burn Rate

The following table sets forth information regarding awards granted under the 2005 Plan for each of the last three fiscal years and the average burn rate for awards under the 2005 Plan during such periods:

	Awards Granted As:
Fiscal Year	Stock Options (1)	Restricted Stock, Restricted Stock Units and Performance-based Restricted Stock (1)	Weighted Average Common Shares Outstanding	Burn Rate (2)
	(A)	(B)	(C)	(A+B)/C
FY2014	—	405,000	69,078,911	0.59%
FY2013	—	297,480	68,464,913	0.43%
FY2012	20,500	2,380,782	67,815,020	3.51%
Three-Year Average				1.51%

(1) Reflects the gross number of share underlying awards made to employees and directors during the respective year.

(2) Not adjusted for forfeitures, withholding and expiration, which would reduce the burn rate if taken into account.

Share Overhang

The Compensation Committee recognizes that, as commonly calculated, the total potential dilution or “overhang” from the adoption of the 2015 Plan would be 17.8%. The overhang is calculated as follows, in each case as of the record date, April 6, 2015: (x) the sum of (1) 7,000,000 shares available under the 2015 Plan, and (2) 5,409,644 shares underlying previously granted outstanding awards, divided by (y) 69,607,933 shares outstanding. We believe that the benefits to our shareholders resulting from equity award grants to our employees, including alignment with the interests of shareholders, outweigh the potential dilutive effect of grants under the 2015 Plan. The Compensation Committee believes that paying a significant portion of annual variable compensation in the form of equity awards that vest over multiple years is an effective method of aligning the interests of our employees with those of our shareholders, encouraging ownership in the Company and retaining, attracting and rewarding talented employees.

      The Board of Directors approved the 2015 Plan based, in part, on the fact that the lack of shares currently available under the 2005 Plan does not give the Company the ability to adequately provide for future incentives. Under the 2015 Plan, 7,000,000 shares of the Company’s common stock will be made available for award grants. In addition, if shareholders approve the 2015 Plan, any shares of common stock subject to stock option grants under the 2005 Plan that expire, are cancelled, or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2015 Plan, and any shares of restricted stock granted under the 2005

Plan that are outstanding and unvested that are later forfeited, terminated, cancelled or otherwise reacquired by the Company will also be available for award grants under the 2015 Plan.

      If shareholders approve the 2015 Plan, the termination of our grant authority under the 2005 Plan will not affect awards then outstanding under that plan.

Summary Description of the 2015 Plan

      The principal terms of the 2015 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2015 Plan, which appears as Appendix A to this Proxy Statement.

      Purpose. The purpose of the 2015 Plan is to promote the success of the Company and the interests of our shareholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our shareholders.

      Administration. Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2015 Plan. Our Board of Directors has delegated general administrative authority for the 2015 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2015 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2015 Plan with respect to award grants including, without limitation, the authority:

•	To select participants and determine the type(s) of award(s) that they are to receive;

•	To determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	To cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	Subject to certain limits in the 2015 Plan, to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	Subject to the other provisions of the 2015 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•
To allow the purchase price of an award or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by shareholders) will any adjustment be made to a stock option or stock appreciation right award under the 2015 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

      Eligibility. Persons eligible to receive awards under the 2015 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 8,800 officers and employees of the Company and its subsidiaries (including all of the Company’s Named Executive Officers), and each of the Company’s eight non-employee directors, are considered eligible under the 2015 Plan.

      Authorized Shares; Limits on Awards; Share Counting. The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2015 Plan equals the sum of: (1) 7,000,000 shares, plus (2) the number of any shares subject to stock options granted under the 2005 Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised, plus (3) the number of shares of restricted stock granted under the 2005 Plan as of the date of the Annual Meeting that are outstanding and unvested that are later forfeited, terminated, cancelled or otherwise reacquired by the Company. As noted above, no additional awards may be granted under the 2005 Plan.

      The following other limits are also contained in the 2015 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the 2015 Plan is 7,000,000 shares.

•	The maximum number of shares subject to options and stock appreciation rights that are granted during any calendar year to any individual under the 2015 Plan is 2,000,000 shares.

•
The maximum number of shares which may be delivered pursuant to Performance-Based Awards (other than options and stock appreciation rights, and other than cash-settled Performance Awards described below) that are granted to any one participant in any one calendar year shall not exceed 2,000,000 shares.

•
The maximum amount of “Performance-Based Awards” under the 2015 Plan that are payable only in cash and not related to shares and that may be granted to a participant in any one calendar year will not provide for payment of more than $5,000,000.

To the extent that a share of Common Stock is issued pursuant to a grant or exercise of an award other than a stock option or stock appreciation right, it shall reduce the number of shares available for grants under the 2015 Plan by 1.38 shares of Common Stock.
To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2015 Plan. However, the number of stock appreciation rights granted that are to be settled by the issuance of shares of Common Stock shall be counted against the number of shares that are available for issuance under the 2015 Plan, regardless of the number of shares of Common Stock actually issued upon settlement of such stock appreciation rights. Furthermore, any shares of Common Stock tendered or withheld to satisfy tax withholding obligations on an award issued under the 2015 Plan, shares of Common Stock tendered to pay the exercise price of an award under the 2015 Plan, and shares of Common Stock repurchased on the open market with the proceeds from the exercise of a stock option, will no longer be eligible to be again available for the 2015 Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2015 Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2015 Plan will again be available for subsequent awards under the 2015 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the 2015 Plan or the 2005 Plan (with respect to such payment in connection with any award under the 2005 Plan, only to the extent such transaction occurs after the Effective Date), as well as any shares exchanged by a participant, will be available for subsequent awards under the 2015 Plan. In addition, the 2015 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2015 Plan.

      Types of Awards. The 2015 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The 2015 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

      A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). An option may either be an incentive stock option or a nonqualified stock option. The per share exercise price of an option will be established by the Administrator at the time of grant of the option, provided that the exercise price of an option will not be less than the fair market value of a share of the Company’s common stock on the date of grant of the option (except in certain limited cases such as an option granted in substitution for a previously-granted award). The maximum term of an option is ten years from the date of grant. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2015 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2015 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

      A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right, provided that the base price of a stock appreciation right will not be less than the fair market value of a share of the Company’s common stock on the date of grant of the award (except in certain limited cases such as a stock appreciation right granted in substitution for a previously-granted award). Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

      The other types of awards that may be granted under the 2015 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards. As to any such award (other than options, stock appreciation rights, awards paid solely in cash, and awards in respect of compensation earned by the recipient but deferred), the following minimum vesting standards apply: (1) if the award contains no performance-based vesting characteristics, the vesting period of the award must be at least three years; and (2) if the award contains performance-based vesting characteristics, the vesting period must be at least one year. An award may vest ratably over the applicable vesting period. Further, the Administrator may waive the applicable vesting requirement on any such award in the event of the death, disability, or retirement of the recipient, or in connection with a change in control of the Company. Further, the Compensation Committee may grant awards that do not satisfy the foregoing minimum vesting requirements; provided that in no event shall the total number of shares of the Company’s common stock issued in respect of such awards exceed five percent (5%) of the total number of shares of the Company’s common stock authorized for issuance under the 2015 Plan.
      Performance-Based Awards. The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2015 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

      The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: EBIT, EBITDA, EPS, Expense Reduction, Debt to EBITDA, Interest Coverage, Inventory Turns, Net Income, Net Sales, Operating Cash Flow, Pre-Tax Margin, Return on Assets, Return on Capital, Return on Equity, Stock Price Appreciation, and Working Capital Improvement, Cash Flow Return on Equity, Cash Flow Return on Interest, Total Shareholder Return, Acquisition Divestiture Activities, Management Succession Planning, and Economic Value Added, or any combination thereof. These performance goals are defined and described in more detail in Appendix A to the 2015 Plan, attached hereto as Appendix A to this Proxy Statement. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

      Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards; Share Counting” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

      Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

      Acceleration of Awards; Possible Early Termination of Awards. Generally, and subject to limited exceptions set forth in the 2015 Plan, if any person acquires more than 20% of the outstanding common stock or combined voting power of the Company, if certain changes in a majority of our Board of Directors occur over a period of not longer than two years, if shareholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2015 Plan will become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2015 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

      Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the 2015 Plan, awards under the 2015 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.
      Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2015 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

      No Limit on Other Authority. Except as expressly provided with respect to the termination of the authority to grant new awards under the 2005 Plan, if shareholders approve the 2015 Plan, the 2015 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

      Termination of or Changes to the 2015 Plan. The Board of Directors may amend or terminate the 2015 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, shareholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2015 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring shareholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2015 Plan will terminate on March 19, 2025. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2015 Plan

      The U.S. federal income tax consequences of the 2015 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2015 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

      With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax. If a holder disposes of the shares obtained upon exercise of an incentive stock option on or after the later of (i) the second anniversary of the date of grant of such option and (ii) the first anniversary of the date of exercise of the option (the “statutory holding period”), the holder will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon disposition and the exercise price paid for the shares. If the holder disposes of the shares before the end of the statutory holding period, he or she will have engaged in a “disqualifying disposition” and, as a result, will be subject to tax (1) as ordinary income, on the excess of the fair market value of the shares on the date of exercise (or the amount realized on the disqualifying disposition, if less) over the exercise price paid and (2) as capital gain, on the excess, if any, of the amount realized on the disqualifying disposition over the fair market value of the shares on the date of exercise.

      The current federal income tax consequences of other awards authorized under the 2015 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

      If an award is accelerated under the 2015 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the Company in certain circumstances.
Specific Benefits under the 2015 Plan

      The Company has not approved any awards that are conditioned upon shareholder approval of the 2015 Plan. The Company is not currently considering any other specific award grants under the 2015 Plan. If the 2015 Plan had been in existence in fiscal 2014, the Company expects that its award grants for fiscal 2014 would not have been substantially different from those actually made in that year under the 2005 Plan. For information regarding stock-based awards granted to the Company’s Named Executive Officers during fiscal 2014, see the material under the heading “Executive Compensation And Related Matters” below.

      The closing market price for a share of the Company’s common stock as of April 6, 2015 was $2.70 per share.

Vote Required for Approval of the 2015 Plan

      The Board believes that the adoption of the 2015 Plan will promote the interests of the Company and its shareholders and will help the Company and its subsidiaries to continue to be able to attract, retain and reward persons important to the Company’s success and to provide incentives based upon the attainment of corporate objectives and increases in shareholder value.

      All members of the Board and all executive officers are eligible for awards under the 2015 Plan and thus have a personal interest in the approval of the 2015 Plan.

Approval of the 2015 Plan requires that holders of a majority of the shares of common stock represented and voting at the Annual Meeting (including the shares of common stock underlying the Series B Preferred), either in person or by proxy, must vote in favor of the proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE 2015 LONG-TERM INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX A HERETO. PROXIES VALIDLY RECEIVED BY THE COMPANY WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

EXECUTIVE OFFICERS
The following is a list of the Company’s executive officers as of April 6, 2015, followed by their biographical information (other than for Mr. Schoenfeld, whose biographical information appears under “Election of Directors — Nominees and Continuing Directors”). The ages shown are as of April 6, 2015.

Executive Officer	Age	Title
Gary H. Schoenfeld	52	President, Chief Executive Officer and Director
Michael W. Kaplan	51	Senior Vice President and Chief Financial Officer
Alfred Chang	37	Senior Vice President, Men’s Merchandising
Jonathan Brewer	60	Senior Vice President, Product Development and Supply Chain
Amber Tarshis	39	Senior Vice President and Chief Marketing Officer
Craig E. Gosselin	55	Senior Vice President, General Counsel, Human Resources and Secretary

Alfred Chang was appointed Senior Vice President, Men’s Merchandising in October 2012. He is responsible for managing all aspects of merchandising and design for the Men’s division. Mr. Chang joined the Company in 2006 as a Senior Buyer for Men’s Merchandising, was promoted to Director of Men’s Merchandising in 2007 and to Vice President of Men’s Merchandising in 2009. Prior to working at PacSun, Mr. Chang was employed at the Gap, Inc. from 2000 to 2006.

Jonathan Brewer was appointed Senior Vice President, Product Development and Supply Chain in June 2010. Mr. Brewer is responsible for managing all aspects of Product Development, Sourcing, Quality Assurance, Product Integrity, and Supply Chain Operations including inbound and outbound logistics and our Olathe, Kansas Distribution Center. Prior to this, Mr. Brewer was Vice President of Product Development and Sourcing for the Company. Before joining us, Mr. Brewer held various executive positions between 1996 and 2006 at Warner Bros. Inc., including Vice President International Sourcing for Warner Bros. Consumer Products and Vice President of Sourcing and Quality Assurance for Warner Bros. Studio Stores. From 1994 until 1996 he was Director of Sourcing at a division of Kellwood Inc. From 1983 to 1994, Mr. Brewer was the Vice President of Production at Segue Ltd., a private label import company. Mr. Brewer began his career at May Department Stores in its executive training program and held various merchandising positions.
Amber Tarshis was appointed Senior Vice President and Chief Marketing officer in November 2014. Ms. Tarshis is responsible for managing all functions of our marketing and visual merchandising. Ms.Tarshis was Senior Vice President and Chief Marketing Officer of Guess? Inc. from February 2012 to November 14, 2014. Prior to joining Guess?, Ms. Tarshis was Senior Vice President and Chief Marketing Officer of The Hub Network from November 2009 to February 2012; Senior Vice President, Marketing of Victoria’s Secret from November 2006 to October 2009; and Vice President, Global Brand Management of Warner Bros. Entertainment from March 2002 to November 2006.
Craig E. Gosselin was appointed Senior Vice President, General Counsel and Human Resources in December 2009. He was appointed Secretary of the Company in June 2010. Mr. Gosselin oversees our legal, human resources, corporate procurement, office services and facilities functions. Mr. Gosselin joined the Company from Connolly, Finkel and Gosselin LLP (“CF&G”) and was a partner of that firm and its predecessor Zimmermann, Koomer, Connolly and Finkel LLP, since 2005. While with the firm, Mr. Gosselin represented leading brands, including Vans, CamelBak, Ariat, Von Dutch, The North Face, JanSport, Reef and 7 For All Mankind. Prior to joining CF&G, Mr. Gosselin spent nearly 13 years with Vans, Inc., serving as Senior Vice President and General Counsel. Prior to Vans, Mr. Gosselin practiced corporate mergers and acquisitions, and securities law at several large law firms, including Shea & Gould and Pacht, Ross, Warne, Bernhard & Sears.
Michael W. Kaplan was appointed Senior Vice President and Chief Financial Officer of the Company on April 20, 2011, effective as of May 2, 2011. In this position, he has responsibility for all aspects of the Company’s financial planning and reporting, treasury, tax, information technology, insurance, investor relations, real estate and construction and store design. Mr. Kaplan joined us from Harbor Freight Tools, a privately held retailer of proprietary branded tools, where he served as Chief Financial Officer until April 20, 2011. Prior to joining Harbor Freight Tools in 2010, he was a senior executive of Gap, Inc. from 2005 to 2010. From 1989 to 2005, Mr. Kaplan held various financial positions with The Walt Disney Company including Vice President of Financial Planning and Control for the Disneyland resort division from 2001 to 2005. Mr. Kaplan is a certified public accountant.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
The following table sets forth information as of the record date for the Annual Meeting, April 6, 2015 (except where another date is indicated), with respect to the beneficial ownership of the Company’s common stock by each person who is known by the Company to beneficially own more than 5% of the Company’s common stock, each director of the Company, each nominee for election to the Board named in this Proxy Statement, each Named Executive Officer (as defined under the heading “Summary Compensation Table” below), and by all directors and current executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

Name and Address of Beneficial Owner	Series B Preferred Beneficially Owned	Percentage of Series B Preferred Outstanding	Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
GI2 Ltd.			19,927,469(1)	28.9%
P.O. Box 1586 GT, 24 Shedden Road George Town, Grand Cayman KY1-110

PS Holdings of Delaware, LLC - Series A	1,000(2)(18)		13,473,537(2)(18)	19.6%
c/o Golden Gate Private Equity, Inc. One Embarcadero Center, 39th Floor San Francisco, CA 94111

Adage Capital Management, L.P.			9,950,053(3)	14.4%
200 Clarendon Street 52nd Floor Boston, MA 02116

Skandinaviska			6,370,000 (4)	9.2%
Enskilda Banken AB SE-106 40 Stockholm
Sweden

Paradigm Capital Management, Inc.			3,667,501(5)	5.3%
Nine Elk Street
Albany, New York 12207
			Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
Named Executive Officers and Directors and Director Nominees of the Company:
Gary H. Schoenfeld			2,010,857(6)	2.9%
Michael W. Kaplan			181,233(7)	*
Craig E. Gosselin			134,303(8)	*
Alfred Chang			91,212(9)	*
Jonathan Brewer			173,223(10)	*
T. Neale Attenborough			0	N/A
Brett Brewer			196,806(11)	*
David F. Filler			25,000(15)	*
Michael Goldstein			190,806(12)	*
George R. Mrkonic			156,806(13)	*
Joshua Olshansky			0(14)	N/A
Frances P. Philip			25,000(15)	*
Peter Starrett			290,806(16)	*
All Directors and executive officers as a group (15 persons)			3,483,552(17)	5.1%

___________

*	Less than one percent.

(1)
Share ownership for GI2 Ltd. and related parties was obtained from a Form 4 dated April 7, 2015. According to the Form 4, GI2 Ltd. is the beneficial owner of 19,927,469 shares and has shared voting power and shared dispositive power with other related parties with respect to all of the shares.

(2)
Share ownership for PS Holdings of Delaware, LLC – Series A (“PS Holdings”) was obtained from a Schedule 13D dated December 16, 2011. PS Holdings is the direct owner of the Series B Preferred shares and is beneficially owned by a number of funds affiliated with Golden Private Equity, Inc., a private equity firm, including Golden Gate Capital Opportunity Fund, L.P., Golden Gate Capital Opportunity Fund – A, L.P., GGCOF Third-Party Co-Invest, L.P., GGC Opportunity Fund Management, L.P., GGC Opportunity Fund Management GP, Ltd., GGCOF Co-Invest, L.P., and GGCOF Co-Invest Management, L.P. According to the Schedule 13D, GGC Opportunity Fund Management GP, Ltd., which is controlled by its board of directors, is the ultimate controlling entity with respect to the entities listed in this footnote, each of which is the beneficial owner of 1,000 shares of Series B Preferred and 13,473,537 shares of the Company’s common stock.

(3)
Share ownership for Adage Capital Partners, LP and related parties was obtained from a Schedule 13G/A, dated February 17, 2009. Adage Capital Partners, LP and related parties have shared voting and dispositive power with respect to 9,950,053 shares. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Robert Atchinson and Phillip Gross are also deemed to be beneficial owners of such securities.

(4)	Share ownership of Skandinaviska Enskilda Banken AB was obtained from a Schedule 13G dated February 2, 2015.

(5)	Share ownership of Paradigm Capital Management, Inc. was obtained from a Schedule 13G dated February 11, 2015.

(6)
Includes 1,500,000 shares of common stock that may be acquired upon the exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 6, 2015. Excludes (i) 2,225,000 shares of restricted stock which do not vest within 60 days of April 6, 2015, and (ii) 333,333 shares which are subject to a restricted stock award which only vests upon the achievement of certain performance targets.

(7)
Includes 75,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 6, 2015. Excludes (i) 113,729 shares that are subject to restricted stock awards which do not vest within 60 days of April 6, 2015, and (ii) 50,000 shares which are subject to a restricted stock award which only vests upon the achievement of certain performance targets.

(8)
Includes 50,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 6, 2015. Excludes (i) 97,822 shares that are subject to restricted stock awards which do not vest within 60 days of April 6, 2015, and (ii) 16,667 shares which are subject to a restricted stock award which only vests upon the achievement of certain performance targets.

(9)
Includes 20,300 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 6, 2015. Excludes 157,954 shares that are subject to restricted stock awards which do not vest within 60 days of April 6, 2015.

(10)
Includes 91,300 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 6, 2015. Excludes 92,613 shares that are subject to restricted stock awards which do not vest within 60 days of April 6, 2015.

(11)
Includes 147,806 shares that are subject to restricted stock units that are vested and 9,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 6, 2015.

(12)
Includes 147,806 shares that are subject to restricted stock units that are vested and 18,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable and if not exercised within 60 days of April 6, 2015 will expire.

(13)
Includes 147,806 shares that are subject to restricted stock units that are vested, and 9,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable and if not exercised within 60 days of April 6, 2015 will expire.

(14)
Mr. Olshansky is a Managing Director of an entity which is one of the beneficial owners of PS Holdings. According to a Form 3 Initial Statement of Beneficial Ownership of Securities filed with the SEC on December 16, 2011, he disclaims beneficial ownership of the 13,473,537 shares beneficially held by PS Holdings and its affiliated Golden Gate Capital entities except to the extent of any pecuniary interest therein.

(15)	Includes 25,000 shares that are subject to restricted stock units that are vested.

(16)
Includes 147,806 shares that are subject to restricted stock units that are vested, and 18,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable and if not exercised within 60 days of April 6, 2015 will expire.

(17)
Represents shares beneficially owned by all of our current directors and the executive officers as of April 6, 2015. Excludes 2,699,618 shares which are subject to stock options and restricted stock awards which are not exercisable or which do not vest within 60 days of April 6, 2015.

(18)
Beneficial ownership of the Series B Preferred, which shares are exercisable within 60 days of April 6, 2015 for shares of common stock of the Company, also results in the beneficial ownership of the underlying shares of common stock of the Company and is included in the beneficial ownership figures in this table in both the Series B Preferred column and the common stock column.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
To the Company’s knowledge, based solely on its review of copies of reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were timely satisfied during fiscal 2014.

EXECUTIVE COMPENSATION AND RELATED MATTERS
COMPENSATION DISCUSSION AND ANALYSIS
This Section contains a discussion of the material elements of compensation awarded to, earned by or paid to the Company’s principal executive officer, principal financial officer, and the three other most highly compensated executive officers employed by us at the end of fiscal 2014 (the “Named Executive Officers”). Our Named Executive Officers for fiscal 2014 were:

Named Executive Officer	Title
Gary H. Schoenfeld	President, Chief Executive Officer and Director
Michael W. Kaplan	Senior Vice President and Chief Financial Officer
Alfred Chang	Senior Vice President, Men’s Merchandising
Jonathan Brewer	Senior Vice President, Product Development and Supply Chain
Craig E. Gosselin	Senior Vice President, General Counsel, Human Resources and Secretary

Executive Summary
Our current executive compensation programs are intended to achieve three fundamental objectives: (1) attract, retain and motivate qualified executives; (2) hold executives accountable for performance; and (3) align executives’ interests with the interests of our shareholders. For example:

•
Our fiscal 2014 bonus plan was substantially tied to the achievement of an EBITDA target that was pre-established by the Compensation Committee. If the target was not met, the bonus plan would not be funded and participants in the program would only receive either a discretionary bonus or no bonus. In fiscal 2014, since we achieved our EBITDA target, the bonus plan was funded and each of the Named Executive Officers received the bonuses described below.

•	100% of our long-term compensation is awarded in the form of equity awards with vesting periods of generally no less than four years, or in certain cases, tied to performance objectives.

•	Each of our Board members and executive officers is subject to stock ownership guidelines.

•	Our perquisite benefits are limited and represent a minimal portion of the compensation of the Named Executive Officers.

•
Our governance and other policies prohibit compensation practices such as tax gross-ups, single-trigger change-in-control payments, repricing of stock options without shareholder approval, and certain transactions in our stock by our employees, such as hedging, short sales, options and pledging.

We do not currently maintain a clawback policy regarding executive compensation, but we will adopt such a policy once the SEC has issued its rules regarding clawback policies pursuant to the Dodd/Frank Wall Street Reform and Consumer Protection Act.
As described in more detail below, the material elements of our current executive compensation program for Named Executive Officers include a base salary, an annual bonus opportunity, a long-term equity incentive opportunity, retirement benefits, the ability to receive compensation on a deferred basis (with investment earnings), severance protection for certain actual or constructive terminations of the Named Executive Officers’ employment, and limited perquisites.
We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

The Role of the Compensation Committee
The Company’s current executive compensation programs are determined and approved by the Compensation Committee of the Board. None of the Named Executive Officers are members of the Compensation Committee. The Company’s Chief Executive Officer recommends to the Compensation Committee the base salary, annual bonus and equity award levels for other Named Executive Officers. The Compensation Committee then considers these recommendations and approves changes to the Named Executive Officers’ compensation in its discretion. None of the other Named Executive Officers had any role in determining the compensation of other Named Executive Officers. The Compensation Committee alone determines pay levels for the Chief Executive Officer of the Company. As discussed above, the Compensation Committee retained the services of Exequity LLP as an independent compensation advisor. As described below, Exequity consulted with the Compensation Committee on several occasions throughout the course of fiscal 2014. The work performed by Exequity in fiscal 2014 did not raise any conflicts of interest within the meaning of Item 407(e)(3)(iv) of Regulation S-K.

Compensation Element	Compensation Objectives Designed to be Achieved
Base Salary	• Attract, retain and motivate qualified executives

Annual Bonus Opportunity	• Incentivize executives to meet annual performance objectives as approved by the Committee and the CEO

• Attract, retain and motivate qualified executives

Long-Term Equity Incentives	• Align executives’ interests with those of shareholders

• Hold executives accountable for sustained, multi-year performance

• Attract, retain and motivate qualified executives

Retirement Benefits through a 401(k) Plan	• Attract, retain and motivate qualified executives by providing capital accumulation opportunities and retirement security

Deferred Compensation Opportunities	• Attract, retain and motivate qualified executives by providing flexibility in timing of income recognition
Severance and Other Benefits Upon Termination of Employment	• Attract and retain qualified executives by providing transition benefits upon a qualifying job loss

Perquisites and Personal Benefits	• Attract, retain and motivate qualified executives
When the components of our executive compensation programs are combined, we believe they create a total compensation package that supports our compensation objectives.
To further align our executive compensation with our shareholders’ interests, in January 2011, the Nominating and Governance Committee adopted stock ownership and retention guidelines for our Chief Executive Officer and each Senior Vice President. The guidelines provide that the CEO own shares valued at two times his or her base salary, and each Senior Vice President own shares valued at one times his or her base salary. Such ownership levels should be satisfied five years from the later of (i) the effective date of the guidelines, or (ii) the date on which the executive is elected to his or her position. Additionally, each executive should hold at least 33 1/3% of any shares under any equity award, net of (a) any exercise price of stock options, and (b) shares needed to satisfy applicable taxes relating to an award, until the share ownership guidelines have been satisfied. As of April 6, 2015, these guidelines have been satisfied by each of the Named Executive Officers.
Market Compensation Data
In determining the level of compensation to be paid to Named Executive Officers, the Compensation Committee reviews publicly available compensation information of other public retailing companies from time to time. In addition, as indicated above, the Compensation Committee retained Exequity as our independent compensation consultant in fiscal 2014 to evaluate and make recommendations regarding the Company’s executive compensation programs. In that regard, Exequity summarized publicly filed pay data from a customized peer group consisting of the following companies: Abercrombie & Fitch Co., Aéropostale Inc., American Eagle Outfitters Inc., Ann Inc., bebe Stores Inc., The Buckle Inc., Chico’s FAS Inc., Children’s Place Retail Stores Inc., Express, Inc., Guess Inc., New York and Company Inc., Tilly’s Inc., Urban Outfitters Inc., The Wet Seal Inc., and Zumiez Inc., for use by the Compensation Committee in determining appropriate compensation levels for the Named Executive Officers. Such data indicated that our total compensation levels for the Named Executive Officers trail the market.
While the Compensation Committee reviews competitive compensation data in making its compensation decisions, it does not base its decisions on this information alone and specifically does not set compensation levels to any specific level relative to these other companies. The Compensation Committee believes that its compensation decisions should be based primarily on the performance of the Company and the individual executive officers. In making its compensation decisions, the Compensation Committee also considers each Named Executive Officer’s responsibility for the overall operations of the Company. Thus, the compensation levels for Mr. Schoenfeld are higher than they are for the other Named Executive Officers reflecting his responsibility as Chief Executive Officer for the overall operations of the Company.
Current Executive Compensation Program Elements
Base Salaries.    Each of our Named Executive Officers is a party to an employment agreement or a non-binding offer letter that provides for a fixed base salary, subject to annual review by the Compensation Committee. The Compensation Committee generally reviews the base salary of each Named Executive Officer in February or March of each fiscal year and proposed adjustments to those salaries with input from the Chief Executive Officer (as to Named Executive Officers other than himself). In reveiwing the appropriate base salary for each Named Executive Officer, the Compensation Committee considers, among other factors, the Company’s performance and general economic and market conditions and the length of the Named Executive Officer’s employment, and also makes a subjective evaluation of past performance and expected future contributions with input from the Chief Executive Officer. Based on this review, the Committee agreed with recommendations to increase the salaries of Mr. Chang by 5% and Messrs. Brewer and Gosselin by 3%. Mr. Kaplan did not receive an increase in salary.
Mr. Schoenfeld’s annual base salary was set at $1,050,000 upon his commencing employment as the Company’s President and Chief Executive Officer in June 2009. This amount was negotiated with Mr. Schoenfeld and provided for under his employment agreement. Mr. Schoenfeld did not receive an increase in base salary for fiscal 2012, fiscal 2013 or fiscal 2014. See “Employment Agreement with Mr. Schoenfeld.”
Annual Bonuses.    Each of our Named Executive Officers is a party to an employment agreement or a non-binding offer letter that provides for an annual bonus opportunity with a specified target and maximum value. For fiscal 2014, the Compensation Committee adopted a broad-based bonus plan that included the Named Executive Officers, each other executive officer, each non-retail manager, and certain key contributors of the Company. The payout of any bonuses under the Plan depended on the Company’s achievement of a pre-set “EBITDA” financial target (earnings before interest, depreciation, amortization and taxes, excluding certain one-time costs) and the participants’ achievement of individual goals. If the Company did not achieve its EBITDA target, the Plan would not be funded. If the Company achieved its EBITDA target, the Plan would be 50% funded (the “Half Funded Target”) If the Company achieved EBITDA in excess of the Half Funded Target, the Plan would be further funded in an amount equal to 50% of each dollar by which actual EBITDA exceeded the Half Funded Target, up to 200%. Since the Company achieved 150% of its EBITDA target for fiscal 2014, the Plan was funded at 150%. However, notwithstanding the achievement of the EBITDA target and the funding of the Plan, the Committee retained the sole discretion to reduce, modify or not award any bonuses under the Plan, if circumstances warranted.
Participants under the Plan were eligible to receive a bonus equal to a percentage of their salary based on targeted Company performance and individual performance components that could be adjusted due to the participants' performance ratings. For participants in support functions (such as finance, legal and human resources, among others) who were senior vice presidents or vice presidents, the Company target component of the bonus (the EBITDA target) was 75% and the target individual performance component of the bonus was 25%. The target individual performance components for these participants, including participants who are Named Executive Officers, were comprised of pre-set goals for the participants’ functional areas.
For participants in business driver functions (such as merchandise, design and product development, among others), the Company target and individual target components were each 50%. The target individual performance components for these participants, including participants who are Named Executive Officers, were comprised of pre-set financial metrics for their functional areas. Additionally, participants in business driver functions were eligible to earn up to 200% of their target individual performance component if they exceeded one or more of the metrics comprising such component.
The CEO’s target individual performance component was comprised of financial and non-financial goals which were approved by the Committee at the beginning of the fiscal year and periodically reviewed by the Committee during the year.
The Committee exercised its discretion under the Plan to award two separate bonuses to Plan participants, one payable immediately in an amount equal to two-thirds of each plan participant’s recommended bonus for fiscal 2014 (the “Fiscal 2014 Bonus”), and an amount equal to one-third of each plan participant’s recommended bonus for fiscal 2014 in the form of a retention bonus which is conditioned on, and only payable if, the Plan participant remains employed with the Company through the end of fiscal 2015 (the “Retention Bonus”).
The recommended bonuses for Plan participants were determined based on a combination of their target Company components, the performance ratings they received with respect to their target individual performance component, and input from the CEO on their performance, with those receiving the highest performance ratings eligible to receive bonuses in the range of 150% to 200%; those receiving the second highest performance rating eligible to receive bonuses in the range of 100% to 150%; and those receiving the third highest performance rating eligible to receive bonuses in the range of 75% to 100%. The Committee was the sole evaluator of the CEO’s performance for fiscal 2014.
With respect to the Named Executive Officers, the Committee determined that Messrs. Schoenfeld, Chang, Brewer and Gosselin would receive the highest performance rating. The Committee determined that Messrs. Schoenfeld, Chang and Brewer would be eligible for the highest end of the range for such rating (200%), and Mr. Gosselin would be eligible for the second highest end of the range for such rating (175%). Based on such determinations, the Committee awarded Messrs. Schoenfeld, Chang, Brewer and Gosselin Fiscal 2014 Bonuses of $1,400,700, $266,800, $271,133 and $233,204 (two-thirds of their recommended bonuses) and Retention Bonuses of $699,300, $133,200, $135,364 and $111,435 (one-third of their recommended bonuses). With respect to Mr. Kaplan, the Committee determined that he would receive the third highest performance rating and that he would be eligible for the highest end of the range for such rating (100%). Based on that determination, the Committee awarded Mr. Kaplan a Fiscal 2014 Bonus of $145,988 (two-thirds of his recommended bonus), and a Retention Bonus of $72,885 (one-third of his recommended bonus).
The Committee believes its decisions regarding bonuses were consistent with the Company’s compensation objectives that (i) compensation should hold executives accountable for both Company and individual performance, and (ii) compensation should align executives’ interests with those of the Company and its shareholders.
Long-Term Equity Incentives.    The Company’s policy is that the Named Executive Officers’ long-term compensation should be directly linked to the value provided to our shareholders. Therefore, 100% of the Named Executive Officers’ long-term compensation is currently awarded in the form of equity instruments that are in, or valued by, reference to our common stock. Currently, the Compensation Committee is exclusively awarding grants of restricted stock as described below.
Restricted Stock.    Each award of restricted stock granted by the Compensation Committee generally is subject to a four-year vesting schedule and provides an incentive for the executive to continue employment with the Company through the vesting period. At the end of the vesting period, the executive’s shares will have the value of the Company’s stock price on the vesting date. In general, this means the executive will receive an award that has some financial value. However, the value of the restricted stock changes with the price of our stock, so restricted stock links executives’ interests with those of our shareholders. In recent fiscal years, grants of restricted stock have been made to certain of the Named Executive Officers on a periodic basis (i) in connection with promotions, or (ii) with reference to the aggregate equity holdings of such Officers, the performance of such Officers, and the need for retention of such Officers. No grants of restricted stock were made to the Named Executive Officers in fiscal 2014. However, grants were made to the Named Executive Officers in early fiscal 2015 which will be discussed in next year’s Proxy Statement.
Retirement Benefits.    The Company provides retirement benefits to the Named Executive Officers under the terms of its tax-qualified 401(k) plan. The Company makes matching contributions to the 401(k) plan at the rate of 100% of the first three percent of eligible salary deferrals and 50% of the next two percent of eligible salary deferrals by all participants, subject to Internal Revenue Service (“IRS”) limits. These matching contributions vest immediately. The Named Executive Officers participate in the plan on the same terms as our other participating employees.
Deferred Compensation Opportunities.    Named Executive Officers are currently permitted to elect to defer up to 50% of their base salary and up to 100% of their bonuses under the Executive Deferred Compensation Plan. The Company believes that providing the Named Executive Officers with deferred compensation opportunities is a cost-effective way to permit officers to receive the tax benefits associated with delaying the income tax event on the compensation deferred, even though the related deduction for the Company is also deferred. In fiscal 2009, the Company discontinued any matching contributions to the Executive Deferred Compensation Plan. None of our Named Executive Officers participated in the Plan in fiscal 2014, and none have any account balances under the Plan.
Perquisites and Personal Benefits.    In addition to base salaries and annual bonus opportunities, the Company provides the Named Executive Officers with certain limited perquisites and personal benefits, including a car allowance, cell phone allowance, and payment of relocation expenses, as applicable. These benefits are a small portion of the compensation of the Named Executive Officers. The Company does not generally provide the Named Executive Officers with any tax “gross ups” to make them whole for any taxes that may be imposed on these perquisites and personal benefits. We believe that perquisites and personal benefits are often a tax-advantaged way to provide the Named Executive Officers with additional annual compensation that supplements their base salaries and bonus opportunities. We view the value of the perquisites as another component of annual compensation that is merely paid in a different and, in some instances, tax advantaged form.
The perquisites and personal benefits paid to each Named Executive Officer in fiscal 2014 are reported within the “All Other Compensation” column of the “Summary Compensation Table” below and are explained in more detail in footnote (2) thereto.
Severance and Other Benefits upon Termination of Employment.    The Company believes that severance protections can play a valuable role in attracting and retaining key executive officers. Accordingly, the Company provides such protections for each of its Named Executive Officers and other executive officers of the Company, including those listed under the “Summary Compensation Table.” Except in the case of Mr. Schoenfeld, severance benefits for the Named Executive Officers are provided under the Executive Severance Plan. In the case of Mr. Schoenfeld, severance benefits are provided under his employment agreement.
As described in more detail under “Potential Payments Upon Termination or Change in Control” below, under the Executive Severance Plan, or in the case of Mr. Schoenfeld, his employment agreement, Named Executive Officers are generally entitled to severance benefits in the event of a termination of employment by the Company without “cause” (as defined in the applicable document). The Company has determined that it is appropriate to provide these executives with severance benefits in the event of an involuntary termination of the executive’s employment in light of their positions within the Company and as part of their overall compensation package. In the case of Mr. Schoenfeld, severance benefits are also provided in the event of a termination of employment by him for “good reason” (as defined in his employment agreement), or if the Company fails to renew the term of his employment agreement.
The Company believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage certain of our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our Named Executive Officers with enhanced severance benefits under our Executive Severance Plan if the executive’s employment is terminated by the Company without cause or by the executive for good reason within three years before a change in control or during the 12 month period following a change in control. Mr. Schoenfeld is entitled to similar protection under his employment agreement. Additionally, because we believe that a termination by an executive for good reason is conceptually the same as a termination by the Company without cause, and because we believe that in the context of a change in control, potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances.
We do not believe that Named Executive Officers should be entitled to severance benefits merely because a change in control transaction occurs. The payment of cash severance benefits is only triggered by an actual or constructive termination of employment in connection with a change of control. However, under the 2005 Plan and the 2015 Plan, if there is a liquidation, sale of all or substantially all of our assets, or merger or reorganization that results in a change in control where the Company is not the surviving corporation (or where it does not survive as a public company), then, like all other employees, Named Executive Officers will receive immediate vesting of their outstanding long-term incentive compensation awards. Although this vesting will occur whether or not a Named Executive Officer’s employment terminates, we believe it is appropriate to fully vest equity awards in these change in control situations because such a transaction may effectively end the Named Executive Officers’ ability to realize any further value with respect to the equity awards.
Our current philosophy is that Named Executive Officers (including the Chief Executive Officer) should not be entitled to reimbursement for any excise taxes imposed on their severance and other payments under Section 4999 of the Internal Revenue Code because we believe we have established appropriate severance arrangements after factoring in the possibility of the imposition of excise taxes on those Named Executive Officers.
Please see the “Potential Payments Upon Termination or Change in Control” Section below for a description of the potential payments that may be made to the Named Executive Officers in connection with their termination of employment or a change in control.
Employment Agreement with Mr. Schoenfeld
On June 16, 2009, the Company entered into an employment agreement with Mr. Schoenfeld to serve as our Chief Executive Officer. The initial term of the agreement was three years and such term would be automatically extended for additional successive one year periods unless either party notified the other of its intent not to renew the agreement at least 60 days prior to the expiration date. In January 2011, the Compensation Committee effectively extended Mr. Schoenfeld’s agreement to June 16, 2013 by advising him that it would not exercise its non-renewal right prior to April 16, 2012. Additionally, since the Committee did not advise Mr. Schoenfeld that it was exercising its non-renewal right on or before April 16, 2015, Mr. Schoenfeld’s employment agreement was automatically extended to June 16, 2016. The specific compensation components of Mr. Schoenfeld’s employment agreement are discussed below and in the compensation tables and narratives that follow this discussion.
The compensation levels, awards and other terms of Mr. Schoenfeld’s employment agreement were the result of negotiations between Mr. Schoenfeld and the Company. The Compensation Committee determined, in its judgment and based on Mr. Schoenfeld’s experience and general competitive practices, that the compensation levels, awards and other terms of Mr. Schoenfeld’s agreement were appropriate to attract and retain Mr. Schoenfeld and that they were also consistent with the objectives of the Company’s compensation program outlined above. The Compensation Committee also considered that Mr. Schoenfeld’s employment agreement does not include tax gross-up payments, does not provide for special benefits or perks not offered by the Company to its employees generally, and provides for severance only in certain limited circumstances should a termination of Mr. Schoenfeld’s employment actually occur and only if Mr. Schoenfeld provides a release of claims to the Company.

In March 2012, the Company amended and restated Mr. Schoenfeld’s agreement. The amendments provided, among other things, that (i) if the Board fails to renew the term of the agreement, Mr. Schoenfeld will be entitled to receive his full severance benefits (as if he were terminated by the Company without “cause” outside of the context of a change-in-control); (ii) full severance benefits will be payable to Mr. Schoenfeld if his employment is terminated within six months (rather than three months) prior to the occurrence of a change-in-control of the Company, or within 24 months (rather than twelve months) after the occurrence of such an event; (iii) the period of time during which Mr. Schoenfeld must cooperate on certain matters with the Company after the termination of his employment for any reason is reduced from two years to one year; and (iv) a material change in the location of Mr. Schoenfeld’s workplace that results in an increased commute for him will be considered to be “good reason” for termination of the agreement by him, which triggers the payment of his full severance benefits.
In February 2015, the Company further amended Mr. Schoenfeld’s agreement. The amendment provided that (i) starting with fiscal 2015, Mr. Schoenfeld’s target and maximum bonus will be 125% and 250%, respectively, and (ii) upon a termination of Mr. Schoenfeld’s employment due to his death or disability, he would be entitled to the same severance benefits as he would upon termination by the Company without “cause” or outside the context of a change-in-control of the Company.
Section 162(m) Policy
The Compensation Committee considers the anticipated tax treatment to the Company of the compensation and benefits paid to the executive officers of the Company in light of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to a public corporation for compensation in excess of $1,000,000 paid during a year to its chief executive officer and the next three most highly compensated executive officers other than the Chief Financial Officer. However, Section 162(m) exempts qualifying “performance based” compensation from the $1,000,000 limit.
The Compensation Committee strives to provide each covered executive officer with a compensation package that will preserve the Company’s tax deduction for such compensation. However, due to (i) the need to retain key executive officers, (ii) the importance of the Compensation Committee’s need to holistically evaluate the pay of such officers in relation to their performance, and (iii) the difficulty of setting long-term objective performance criteria given the current volatility of the Company’s business and the retail industry as a whole, the Compensation Committee may authorize the payment of non-deductible compensation. Additionally, because of ambiguities and uncertainties in Section 162(m), no assurances can be given that compensation intended by the Company to be “performance based” within the meaning of Section 162(m) will in fact be deductible by the Company.
Results of Most Recent Shareholder Advisory Vote on Executive Compensation
At the 2014 annual meeting of shareholders, the shareholders approved, on a non-binding basis, the compensation of our Named Executive Officers by an affirmative vote equal to 79% of the shares represented in person or by proxy at the Meeting. Additionally, we regularly communicate with our shareholders about our business and we have not received any negative feedback on the compensation of the Named Executive Officers. As a result of the foregoing, we did not make any significant changes in our compensation policies and decisions in fiscal 2014.
THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee has certain duties and powers as described in its Charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom is independent as defined by the NASDAQ listing standards.
The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis Section of this Proxy Statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis Section be included in the Company’s 2014 Annual Report on Form 10-K filed with the SEC.
Compensation Committee of the Board of Directors
George R. Mrkonic (Chair)
Peter Starrett
Frances P. Philip

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal 2014, the Company’s Compensation Committee consisted of George R. Mrkonic, Peter Starrett, and Frances P. Philip. None of the members of the Compensation Committee was, during fiscal 2014, an executive officer or employee of the Company, is a former officer of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2014.

SUMMARY COMPENSATION TABLE — FISCAL 2012-2014
The following table and explanatory notes present information regarding compensation of the Named Executive Officers for services rendered during fiscal 2014, 2013, and 2012:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Gary H. Schoenfeld	2014	1,050,000	1,400,700 (3)	—	—	—	—	7,200	2,457,900
President, CEO and Director	2013	1,050,000	525,000(4)	—	—	—	—	7,477	1,582,477
	2012	1,050,000	1,312,500(5)	1,770,000	—	—	—	7,199	4,139,699

Michael W. Kaplan	2014	437,745	145,988 (3)	—	—	—	—	8,700	592,433
SVP, CFO	2013	437,745	98,679(4)	—	—	—	—	9,035	545,459
	2012	421,919	260,623(5)	406,953	—	—	—	10,461	1,099,956

Jonathan Brewer	2014	405,586	271,133 (3)	—	—	—	—	8,700	685,419
SVP, Product Development and Supply Chain	2013	394,657	101,298(4)	0	—	—	—	9,035	504,990
	2012	382,303	222,150(5)	124,705	—	—	—	8,700	737,858

Alfred Chang,	2014	394,418	266,800 (3)	—	—	—	—	8,700	669,918
SVP, Men’s Merchandising (6)	2013	327,438	39,158(4)	110,000	—	—	—	9,035	485,631
	2012	280,203	103,071(5)	130,318	—	—	—	9,181	522,773

Craig E. Gosselin	2014	381,587	223,204(3)	—	—	—	—	8,700	613,491
SVP, Senior Vice President, General Counsel and Human Resources	2013	371,305	88,343(4)	—	—	—	—	9,035	468,683
	2012	359,683	223,995(5)	205,830	—	—	—	8,700	798,208

__________

(1)
Amounts reported in these columns represent the aggregate fair value of awards vested during the respective year (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see (i) Note 8 to the Consolidated Financial Statements in our 2014 Annual Report and (ii) similar footnotes to the Company’s Consolidated Financial Statements for prior years when the awards were granted. The amounts reported may not reflect the actual financial benefit realized by each Named Executive Officer with respect to his or her outstanding option or stock awards. Under generally accepted accounting principles, compensation expense with respect to stock awards and option awards granted to our employees and directors is generally recognized over the vesting periods applicable to the awards.

(2)	Amounts reported represent car and phone allowances and insurance premiums paid on behalf of the Named Executive Officers.

(3)	Amounts in this column represent the Fiscal 2014 Bonus that was paid to each Named Executive Officer.

(4)
Amounts reported in this column for fiscal 2013 represent the sum of (i) a discretionary bonus that was paid to each Named Executive Officer for fiscal 2013, plus (ii) a retention bonus that was granted to each of the Named Executive Officers in March 2013 that was paid in February 2014.

(5)
Amounts reported in this column for fiscal 2012 represent the sum of (i) the bonus that was paid to each Named Executive Officer for fiscal 2012, plus (ii) a retention bonus that was granted to each of the Named Executive Officers in March 2012 that was paid in February 2013.

(6)	Mr. Chang was promoted to Senior Vice President, Men’s Merchandising in October 2012.
Compensation of Named Executive Officers
The “Summary Compensation Table” above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in fiscal 2014. The primary elements of each Named Executive Officer’s total compensation for fiscal 2014 reported in the table were base salary and bonus payments. Named Executive Officers also earned the other benefits listed in the “All Other Compensation” column of the “Summary Compensation Table,” as further described in footnote (2) to the table.
The “Summary Compensation Table” should be read in conjunction with the Compensation Discussion and Analysis above and the tables and narrative descriptions that follow. A description of the material terms of each Named Executive Officer’s base salary is provided immediately following this Section. The “Outstanding Equity Awards at Fiscal 2014 Year-End” and “Option Exercises and Stock Awards Vested in Fiscal 2014” tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.
Description of Employment Agreements, Salary and Bonus Amounts
We are currently party to an employment agreement with Mr. Schoenfeld and non-binding offer letters with Messrs. Kaplan, Brewer, Chang and Gosselin. The terms outlined in these documents, including the salary and bonus terms thereof, are briefly described below. Provisions of these documents relating to outstanding equity incentive awards and post-termination of employment benefits are discussed below under the applicable sections of this Proxy Statement, including the Section entitled “Potential Payments upon Termination or Change in Control.”
Gary H. Schoenfeld.    In connection with his appointment as President and Chief Executive Officer, Mr. Schoenfeld and the Company entered into an employment agreement on June 16, 2009. The employment agreement provides for an initial three-year term ending June 16, 2012 which, as described above, has been extended to June 16, 2016. Mr. Schoenfeld’s employment agreement will be automatically extended for additional successive one-year periods unless either party to the agreement advises the other of its intent not to renew such agreement not less than 60 days prior to the expiration date. As described above under the caption “Compensation Discussion and Analysis - Employment Agreement with Mr. Schoenfeld,” Mr. Schoenfeld’s employment agreement was amended and restated in March 2012 and further amended in February 2015.
Under his employment agreement, Mr. Schoenfeld currently receives a base salary at an annual rate of $1,050,000 and an annual incentive bonus opportunity based on the achievement of pre-set financial targets and the achievement of performance criteria to be established by the Compensation Committee. Mr. Schoenfeld’s target incentive bonus for fiscal 2014 was 100% of his base salary with a maximum incentive bonus of 200% of his base salary. As discussed above under “Current Executive Compensation Program Elements - Annual Bonuses,” Mr. Schoenfeld was awarded a Fiscal 2014 Bonus of $1,400,700 and a Retention Bonus of $699,300. Mr. Schoenfeld is also entitled to participate in the Company’s benefit plans on terms consistent with those applicable to the Company’s other executives or employees generally, except that Mr. Schoenfeld will not participate in any severance arrangements other than those provided in his employment agreement.
Michael W. Kaplan.    Mr. Kaplan was appointed Senior Vice President and Chief Financial Officer in April 2011. Mr. Kaplan currently receives a base salary of $437,745. For fiscal 2014, Mr. Kaplan’s target incentive bonus was 50% of his base salary with a maximum incentive bonus of 100% of his base salary. As discussed above under “Current Executive Compensation Program Elements - Annual Bonuses,” Mr. Kaplan was awarded a Fiscal 2014 Bonus of $145,988 and a Retention Bonus of $72,885. Mr. Kaplan is also entitled to participate in the Company’s usual benefit programs for executives.
Jonathan Brewer.    Mr. Brewer, the Company’s Senior Vice President, Product Development and Supply Chain, currently receives an annual salary of $418,692 (which was increased from $406,493 in March 2015). For fiscal 2014, Mr. Brewer was eligible to receive an annual bonus opportunity with a target bonus of 50% of base salary (and a maximum bonus of 100% of base salary). As discussed above under “Current Executive Compensation Program Elements - Annual Bonuses,” Mr. Brewer was awarded a Fiscal 2014 Bonus of $271,133 and a Retention Bonus of $135,364.
Alfred Chang.    Mr. Chang, the Company’s Senior Vice President, Men’s Merchandising, currently receives an annual salary of $420,000 (which was increased from $400,000 in March 2015). For fiscal 2014, Mr. Chang was eligible to receive an annual bonus opportunity with a target bonus of 50% of base salary (and a maximum bonus of 100% of base salary). As discussed above under “Current Executive Compensation Program Elements - Annual Bonuses,” Mr. Chang was awarded a Fiscal 2014

Bonus of $266,800 and a Retention Bonus of $133,200. Mr. Chang is also eligible to participate in the Company’s usual benefit programs for executives.
Craig E. Gosselin.    Mr. Gosselin, the Company’s Senior Vice President, General Counsel and Human Resources, currently receives an annual salary of $393,917 (which was increased from $382,444 in March 2015). For fiscal 2014, Mr. Gosselin was eligible to receive an annual bonus opportunity with a target bonus of 50% of base salary (and a maximum bonus of 100% of base salary). As discussed above under “Current Executive Compensation Program Elements - Annual Bonuses,” Mr. Gosselin was awarded a Fiscal 2014 Bonus of $233,204 and a Retention Bonus of $111,435. Mr. Gosselin is also eligible to participate in the Company’s usual benefit programs for executives.
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2014
No plan-based incentive awards were granted to Named Executive Officers during fiscal 2014 under the 2005 Plan.
Description of Plan-Based Awards
All awards historically made to the Named Executive Officers were granted under, and are subject to the terms of, the 2005 Plan. The 2005 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the Plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the Plan are generally only transferable to a beneficiary of a Named Executive Officer upon his or her death. However, the Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value. Under the terms of the 2005 Plan, if there is a change in control of the Company, each Named Executive Officer’s outstanding awards granted under the plan will become fully vested and, in the case of options and SARs, exercisable, unless otherwise provided by the Board in circumstances where the Board has made a provision for the assumption or other continuation of the awards. Any options and SARs that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction.
Restricted Stock
Generally, each award of restricted stock to the Company’s Named Executive Officers is subject to a four-year vesting schedule. Prior to the time they become vested, shares of restricted stock generally may not be transferred, sold or otherwise disposed of. Upon the termination of a Named Executive Officer’s employment, any then-unvested shares of restricted stock will be forfeited to the Company. The Named Executive Officers are not entitled to any payment with respect to restricted stock that is forfeited to the Company. The Named Executive Officers are entitled to cash dividends on shares of restricted stock at the same rate that the Company pays dividends on all of its common stock. However, no dividends will be paid on shares of restricted stock that are forfeited to the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL 2014 YEAR-END
The following table presents information regarding the outstanding option and stock awards held by each Named Executive Officer as of the end of fiscal 2014 (January 31, 2015), including footnote disclosure of the vesting dates for the portions of these awards that had not vested as of that date:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Gary H. Schoenfeld	1,000,000	—	3.84	8/26/16	—	—
	500,000	—	3.98	1/18/17	—	—
	—	—	—	—	250,000(4)	687,500
	—	—	—	—	500,000(5)	1,375,000

Michael W. Kaplan	56,250	18,750(6)	3.19	5/31/18	—	—
	—	—	—	—	6,250(6)	17,188
	—	—	—	—	77,458(4)	213,010
	—	—	—	—	75,000(5)	206,250

Jonathan Brewer	20,000	—	13.19	3/25/15	—	—
	51,000	—	1.64	4/16/16	—	—
	20,300	—	5.09	3/23/17	—	—
	20,000	—	3.68	6/3/17	—	—
	—	—	—	—	8,750(7)	24,063
	—	—	—	—	35,227(4)	96,874

Alfred Chang	6,500	—	1.64	4/16/16	—	—
	13,800	—	5.09	3/23/17	—	—
	—	—	—	—	3,750(7)	10,313
	—	—	—	—	15,908(4)	43,747
	—	—	—	—	25,000(8)	68,750
	—	—	—	—	37,500(9)	103,125

Craig E. Gosselin	50,000	—	3.98	1/18/17	—	—
	—	—	—	—	8,750(7)	24,063
	—	—	—	—	45,644(4)	125,521
	—	—	—	—	25,000(5)	68,750

__________

(1)
The expiration dates shown in the table are the normal expiration dates, and the latest dates that the stock options/SARs (which, as indicated, are collectively referred to as “option awards”) may be exercised. The option awards may terminate earlier in certain circumstances, such as in connection with a Named Executive Officer’s termination of employment or a change in control or similar transaction with respect to the Company. For each Named Executive Officer, the unexercisable option awards are also unvested and will generally terminate if the Named Executive Officer’s employment terminates.

(2)
The stock awards in the table represent non-vested restricted stock awards payable in shares of our common stock on a one-for-one basis upon vesting. The stock awards held by our Named Executive Officers are subject to accelerated vesting in connection with a change in control of the Company as described in more detail above under “Grants of Plan-Based Awards In Fiscal 2014” and below under “Potential Payments Upon Termination or Change in Control.” In addition, unvested stock awards will be forfeited if a Named Executive Officer’s employment terminates (for any reason).

(3)
The market value of stock awards reported in the table are computed by multiplying the number of shares of stock reported above by the closing market price of our common stock of $2.75 on the last trading day of fiscal 2014.

(4)	The unvested portion of this award is scheduled to vest in two equal installments on March 20 of each of 2015 and 2016.

(5)	The unvested portion of this performance stock award only vests upon the achievement of certain performance targets.

(6)	The unvested portion of this award is scheduled to vest on May 31, 2015.

(7)	The unvested portion of this award is scheduled to vest on March 22, 2015.

(8)	The unvested portion of this award is scheduled to vest in two equal installments on November 15 of 2015 and 2016.

(9)	The unvested portion of this award is scheduled to vest in three equal installments on March 21 of each of 2015, 2016, and 2017.
OPTION EXERCISES AND STOCK AWARDS VESTED IN FISCAL 2014
The following table presents information regarding the exercise of stock options and the vesting of stock awards by Named Executive Officers during fiscal 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Gary H. Schoenfeld	—	—	125,000	381,250
Michael W. Kaplan	—	—	44,979	132,936
Jonathan Brewer	—	—	31,814	94,782
Alfred Chang	—	—	38,730	80,434
Craig E. Gosselin	—	—	31,572	96,382

___________

(1)	Amounts represent the market value of the shares of common stock underlying the “in-the-money” options at the exercise date minus the aggregate exercise price of such options.

(2)	Amounts represent the market value of a share of our common stock on the vesting date.

NON-QUALIFIED DEFERRED COMPENSATION — FISCAL 2014
Messrs. Schoenfeld, Kaplan, Brewer, Chang and Gosselin did not have any account balances under the Executive Deferred Compensation Plan at any time during fiscal 2014.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following Section describes the benefits that may become payable to the Named Executive Officers in connection with certain terminations of their employment with the Company and/or a change in control of the Company. Please see the “Current Executive Compensation Program Elements — Severance and Other Benefits Upon Termination of Employment” Section of the Compensation Discussion and Analysis above for a discussion of how the payments and benefits presented below were determined.
In addition to the termination benefits under the Executive Severance Plan described above, outstanding equity-based awards are also subject to accelerated vesting in connection with certain changes in control of the Company under the terms of our equity incentive plans. For purposes of the table that follows, we have calculated the value of any option or stock award that may be accelerated in connection with a change in control of the Company to be the full value of such award (i.e., the full “spread” value for option awards and the full price per share of common stock for stock awards).
In calculating the amount of any potential payments to the Named Executive Officers, we have assumed that the applicable triggering event (i.e., termination of employment or change in control) occurred on January 31, 2015, and that the price per share of our common stock is equal to the closing price on January 31, 2015 (which was the last trading day in fiscal 2014).
In addition to the benefits described below, upon the retirement or other termination of employment of a Named Executive Officer, the officer may receive a payout of his or her nonqualified deferred compensation balance under the Company’s Executive Deferred Compensation Plan (unless the officer has elected to receive account balance in installments).

Alternatively, under the Executive Severance Plan if a participant’s employment is terminated by the Company or a subsidiary without “cause” (and other than due to his or her death or disability) or by the participant for “good reason” and such termination occurs at any time during the period commencing three months before, and ending twelve months after, a “change in control” (as defined in the Executive Severance Plan) of the Company, the participant will generally be entitled to receive the following benefits: (i) a cash lump sum payment equal to the participant’s “change in control severance multiplier” multiplied by the sum of the participant’s highest rate of base salary in the year prior to his or her termination plus the participant’s target bonus for the year in which the termination occurs (or, if the participant does not have a target bonus opportunity, the average annual bonus paid to the participant in the past three full fiscal years), plus (ii) a cash lump sum payment equal to the expected aggregate cost of the premiums that would be charged to continue medical coverage pursuant to COBRA for a period of months equal to twelve times the participant’s “COBRA multiplier,” plus (iii) reimbursement for outplacement services obtained within a twelve month period following the participant’s termination, up to a maximum of $10,000 ($20,000 in the case of the Chief Executive Officer), if he or she is a participant in the plan.
In order to receive the severance benefits under the Executive Severance Plan described above, the participant must agree to release the Company from all claims arising out of his or her employment relationship. Participants are also subject to confidentiality, non-solicitation and non-competition restrictive covenants as a participant in the Executive Severance Plan. For all Named Executive Officers who are participants under the Executive Severance Plan, the “severance multiplier,” “change in control severance multiplier” and “COBRA multiplier” are 0.75, 1.5 and 0.75, respectively.
Gary H. Schoenfeld Employment Agreement.    As described above, Mr. Schoenfeld and the Company are parties to an employment agreement that was entered into on June 16, 2009, amended and restated in March 2012 and further amended in February 2015, which provides for certain benefits in connection with a termination of employment with the Company. These benefits are described below.
Under the terms of Mr. Schoenfeld’s amended and restated employment agreement, if his employment with the Company expires or is terminated by the Company due to his death or disability or without “cause,” or if the agreement is not renewed by the Company, or if Mr. Schoenfeld terminates his employment for “good reason” (as such terms are defined in the agreement), he will be entitled to the following severance benefits: (1) cash payment in installments of an amount equal to 12 months of his base salary plus one additional month (up to a maximum of 12 additional months) of base salary for each whole year of his service with the Company; (2) a lump sum cash payment equal to the expected cost of COBRA premiums to continue medical coverage for himself and his eligible dependents for 12 months following his termination; and (3) payment of his costs for outplacement services for 12 months following his termination up to a maximum of $20,000. In the event Mr. Schoenfeld’s employment with the Company is terminated by the Company without cause or by Mr. Schoenfeld for good reason within six months before or 24 months after certain changes in control of the Company, Mr. Schoenfeld will be entitled to receive, in lieu of the cash severance benefit described above, a lump sum cash payment equal to two times the sum of his annual rate of base salary plus his target annual bonus for the fiscal year in which the termination occurs (or, if there is no such target bonus in effect, his average annual bonus paid by the Company for the last three full fiscal years). He would also be entitled to receive payment for his COBRA premiums and outplacement benefits as described above. Mr. Schoenfeld’s right to receive the severance benefits described above is subject to his execution of a release of claims in favor of the Company upon the termination of his employment, as well as his compliance with certain protective covenants in the employment agreement, including confidentiality, non-solicitation and, while employed with the Company, non-competition covenants. Mr. Schoenfeld’s severance benefits are also subject to offset for any compensation Mr. Schoenfeld may receive if he obtains a new position during the severance pay period. Mr. Schoenfeld is not entitled to any tax gross-up payments from the Company. Instead, should any benefits payable to Mr. Schoenfeld in connection with a change in control of the Company be subject to the excise tax imposed under Sections 280G and 4999 of the Code, Mr. Schoenfeld will be entitled to either payment of the benefits in full (but no gross-up payment) or a reduction in the benefits to the extent necessary to avoid triggering the excise tax, whichever would result in his receiving the greater benefit on an after-tax basis.

Estimated Severance and Change in Control Benefits
The following chart presents the Company’s estimate of the amount of benefits the current Named Executive Officers would have been entitled to had their employment terminated or a change in control occurred on January 31, 2015, under the scenarios set forth below:

Name	Triggering Event	Cash Severance ($)	Medical Benefit ($)	Equity Acceleration ($)	Other ($)(1)	Total ($)
Gary H. Schoenfeld	Resign without Good Reason	—	—	—	—	—
	Termination without Cause or Resign for Good Reason or non-renewal of agreement by the Company	1,458,973	14,042	—	20,000	1,493,015
	Change of Control (no termination)	—	—	687,500	—	687,500
	Change of Control and Termination without Cause or Resign for Good Reason	3,558,973	14,042	687,500	20,000	4,280,515
Michael W. Kaplan	Resign with or without Good Reason	—	—	—	—	—
	Termination without Cause	403,715	9,910	—	10,000	423,625
	Change of Control (no termination)	—	—	230,197	—	230,197
	Change of Control and Termination without Cause or for Good Reason	875,490	9,910	230,197	10,000	1,125,597
Jonathan Brewer	Resign with or without Good Reason	—	—	—	—	—
	Termination without Cause	501,913	10,531	—	10,000	522,444
	Change of Control (no termination)	—	—	177,547	—	177,547
	Change of Control and Termination without Cause or for Good Reason	811,172	10,531	177,547	10,000	1,009,250
Alfred Chang	Resign with or without Good Reason	—	—	—	—	—
	Termination without Cause	489,443	10,531	—	10,000	509,974
	Change of Control (no termination)	—	—	233,150	—	233,150
	Change of Control and Termination without Cause or for Good Reason	788,836	10,531	233,150	10,000	1,042,517
Craig E. Gosselin	Resign with or without Good Reason	—	—	—	—	—
	Termination without Cause	385,181	9,720	—	10,000	404,901
	Change of Control (no termination)	—	—	149,584	—	149,584
	Change of Control and Termination without Cause or for Good Reason	763,174	9,720	149,584	10,000	932,478

__________

(1)	Represents the maximum outplacement amount under the Executive Severance Plan.

EQUITY COMPENSATION PLAN INFORMATION
The Company currently maintains two equity compensation plans: the 2005 Plan and the Employee Stock Purchase Plan (the “ESPP”). These plans have each been approved by the Company’s shareholders. The 2015 Plan, which was adopted by the Board in March 2015, will become effective if it is approved by the shareholders at the Annual Meeting.

The following table sets forth, for the 2005 Plan (which terminated on March 22, 2015) and the ESPP, the number of shares of common stock subject to outstanding options and other rights, the weighted-average exercise price of outstanding options and other rights, and the number of shares remaining available for future award grants as of January 31, 2015:

Plan category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by shareholders	2,513,227(1)	$4.11(2)	3,015,772(3)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	2,513,227	$4.11	3,015,772

___________

(1)
This number includes shares of common stock to be issued upon exercise of outstanding options and SARs along with performance-based restricted stock awards which only vest upon the achievement of certain financial targets. This number does not take into account the likelihood of those financial targets to be achieved but reflects the maximum number of shares to be awarded under best-case targets.

(2)
This number reflects the weighted-average exercise price of outstanding options and SARs and has been calculated exclusive of restricted stock units and other rights payable in an equivalent number of shares of Company common stock.

(3)
Of the aggregate number of shares that remained available for future issuance, 2,702,092 were available under the 2005 Plan and 313,680 were available under the ESPP. Shares authorized for issuance under the 2005 Plan generally may, subject to certain limitations set forth in that plan, be used for any type of award authorized under that plan including, but not limited to, stock options, SARs, restricted stock units, and non-vested stock and stock bonuses. No new awards may be granted under the 2005 Plan.

As of April 6, 2015, there were no shares available for grant under the 2005 Plan, which terminated on March 22, 2015. Also as of April 6, 2015, there were 1,892,538 stock options outstanding with a weighted average exercise price of $4.01 and weighted average remaining term of 1.6 years, 3,367,106 restricted stock awards outstanding, and 150,000 restricted stock units outstanding.
COMPENSATION-RELATED RISK ASSESSMENT
The Compensation Committee conducted an assessment of the risks related to our compensation policies and practices in March 2015. The assessment was based on an analysis prepared by management and reviewed by the Committee’s compensation consultant, Exequity. After conducting this assessment, the Compensation Committee believes that our compensation policies and practices promote behaviors that are aligned with the long-term interests of the Company and shareholders, and that any risks arising from compensation policies and practices are not reasonably likely to have a material adverse effect on our Company. The Committee reached this conclusion based on a number of factors, including: (i) the Company’s compensation programs are broad-based and do not have separate compensation practices for individual business units; (ii) the annual Bonus Plan adopted by the Board is significantly weighted towards the achievement of a Company-wide financial target; (iii) the Company’s equity grants either vest over multi-year periods or upon the achievement of performance targets; and (iv) all of the Company’s incentive plans are capped.

CORPORATE GOVERNANCE
The Board and management are committed to good corporate governance to ensure that the Company is managed for the long-term benefit of its shareholders. The Board, including the Nominating and Governance Committee, and management review the Company’s corporate governance policies and practices against those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes-Oxley Act of 2002, the Dodd/Frank Wall Street Reform and Consumer Protection Act, the rules of the SEC, and the listing standards of NASDAQ. The Company maintains numerous good governance practices and policies, including:

•	the Chairman of the Board and Chief Executive Officer offices are two separate offices;

•	a majority of the members of the Company’s Board are independent;

•	the Charter for each Committee of the Board is reviewed and, if warranted, amended on at least an annual basis;

•	all members of the Audit, Compensation, and Nominating and Governance Committees meet the appropriate tests for independence;

•
the Company has a Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Code of Conduct”) that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Controller or other persons performing similar functions, in addition to other ethics codes that apply to all officers and employees and to the Company’s directors;

•	the Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections; and

•	the Company’s governance and other policies prohibit certain transactions involving our stock by employees including hedging, short sales, options, and pledging of our stock.
The Code of Conduct is designed to deter wrongdoing and to promote, among other things, (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosures, and (iii) compliance with applicable governmental laws, rules and regulations. The Code of Conduct is available on the Company’s website at www.pacsun.com by clicking on “Investor Relations” at the bottom of the page and then on “Senior Financial Officer Code of Conduct” under the “Corporate Governance” heading. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver, including any implicit waiver, from a provision of the Code of Conduct to its Chief Executive Officer, Chief Financial Officer, Controller or other persons performing similar functions, it will disclose the nature of such amendment or waiver on its website.
CERTAIN TRANSACTIONS
On December 7, 2011, the Company entered into a $60.0 million term loan credit agreement with an affiliate of Golden Gate Private Equity, Inc. (“GGC”) (the “Term Loan Agreement”), and a Stock Purchase and Investors Rights Agreement for the purchase of 1,000 shares of the Series B Preferred, par value $0.01 (the “Stock Purchase Agreement”). The loan under the Term Loan Agreement (the “Term Loan”) was advanced to the Company on the closing date of the Term Loan Agreement.
The Term Loan bears interest initially at an interest rate equal to 5.5% per annum in cash, due and payable quarterly in arrears, and 7.5% per annum, due and payable in kind (“PIK”) annually in arrears, with adjustments to the cash and PIK portions of the interest rate in accordance with the Term Loan Agreement following principal repayments. The Term Loan is scheduled to mature on December 7, 2016.
The Term Loan Agreement is guaranteed by each of the Company’s subsidiaries and will be guaranteed by any future subsidiaries of the Company. The Term Loan Agreement is secured by liens and security interests with (a) a first priority security interest in all long term assets of the Company and Pacific Sunwear Stores Corp. and all other assets not constituting priority collateral under the New Revolving Credit Facility, (b) a first priority pledge of the equity interests of Miraloma Borrower Corporation, and (c) a second priority security interest in all assets of the Company and Pacific Sunwear Stores Corp. constituting Revolving Credit Priority Collateral. The Term Loan Agreement also contains covenants substantially identical to those in the Company’s revolving credit facility with Wells Fargo Bank, N.A.
Upon the occurrence of an event of default under the Term Loan Agreement, the lenders may declare the unpaid principal and interest amount of all outstanding loans to be immediately due and payable. The Term Loan Agreement specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, the failure to make timely principal and interest payments or to satisfy certain covenants contained therein.
The proceeds of the Term Loan Agreement were used for debt repayment, capital expenditures, the financing of the acquisition of working capital assets, and for other general corporate purposes.
Concurrently with and as a condition to entering into the Term Loan Agreement, the Company also entered into the Stock Purchase Agreement with an affiliate of GGC (the “Series B Holder”). Pursuant to the Stock Purchase Agreement, the Company issued 1,000 shares of Series B Preferred to the Series B Holder, an accredited investor, at an aggregate offering price of $100,000. Each share of Series B Preferred is convertible at any time on or prior to December 7, 2021 into shares of common stock (“Common Shares”) of the Company at an initial conversion rate of 13,473.537. The common stock underlying the Series B Preferred represented 19.99% of the Company’s outstanding common stock as of December 7, 2011, and 16.67% on a fully-diluted basis. The shares of Series B Preferred are convertible into shares of the Company’s common stock at an initial exercise price of $1.75 per share of underlying common stock converted into. The shares of Series B Preferred have voting rights and other rights upon liquidation. The Series B Holder and certain permitted transferees of the Series B Holder are entitled to customary registration rights with respect to the common stock underlying the Series B Preferred. The issuance and sale of the Series B Preferred did not involve a public offering and did not include any form of general solicitation or general advertising.
Joshua Olshansky and T. Neale Attenborough, current members of the Board, are employed by GGC as a Managing Director and Operating Partner, respectively. They were originally appointed to the Board in connection with the consummation of the above transactions.
RELATED PARTY TRANSACTIONS POLICY
The Board has adopted a written Related Party Transactions Policy (the “Policy”). The purpose of the Policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company was, is or will be a participant, and (ii) a related person has or will have a direct or indirect material interest. For purposes of the Policy, a related person is (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company, (b) any person who is known to be the beneficial owner of more than 5% of the Company’s common stock, (c) any immediate family member of any of the foregoing persons, or (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which all the related persons, in the aggregate, have a 10% or greater beneficial ownership interest.
Pursuant to the Policy, which was most recently reviewed by the Audit Committee in March 2015, the General Counsel will create a master list of related persons and distribute to persons responsible for purchasing goods or services for the Company to identify any related party transaction. Once a related party transaction has been identified, the Audit Committee must review the transaction for approval or ratification. In determining whether to approve or ratify a related party transaction, the Audit Committee is to consider all relevant facts and circumstances of the related party transaction available to the Audit Committee. The Audit Committee may approve only those related party transactions that are just and reasonable to the Company, as the Audit Committee determines in good faith. No member of the Audit Committee will participate in any consideration of a related party transaction with respect to which that member or any of his or her immediate family is a related person.
The transactions described above under the caption “Certain Transactions” were not approved by the Audit Committee pursuant to the Policy because such transactions were approved by the full Board.
SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
Shareholders may communicate with the Board as a whole or with specified individual directors of the Board, c/o Craig E. Gosselin, Secretary, Pacific Sunwear of California, Inc., 3450 East Miraloma Avenue, Anaheim, California 92806. All mail received will be opened and screened for security purposes. All communications that relate to matters that are within the scope of the responsibilities of the Board, other than solicitations, junk mail and obviously frivolous or inappropriate communications will be forwarded. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as consumer complaints, will be forwarded to the appropriate executive. Any items not forwarded pursuant to this policy will be made available to any director who requests them. Mail addressed to a particular director or Board committee will be forwarded or delivered to that director or committee. Mail addressed to the “Board” will be forwarded or delivered to the Chairman of the Board. To communicate to the Audit Committee issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, you may place an anonymous, confidential, toll-free call in the United States to our Corporate Governance Hotline at (800) 850-9537. This hotline is accessible 24 hours a day, 7 days a week, 365 days a year.
OTHER MATTERS
Management does not know of any other matters to be presented at the Annual Meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, a shareholder’s validly submitted proxy gives discretionary authority to the “proxies” named in the proxy card to vote on those matters according to their best judgment.
It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope or to submit their proxy electronically by telephone or over the Internet.
The forms of proxy and this Proxy Statement have been approved by the Board and are being mailed and delivered to shareholders by its authority.

The Company’s 2014 Annual Report, as filed with the SEC, is available free of charge on the Company’s website at www.pacsun.com and, upon request, a copy of the 2014 Report and any exhibits thereto will be furnished by the Company to any shareholder free of charge. Any shareholder desiring a copy should write to the Company at the address set forth on the cover page of this Proxy Statement, Attention: Craig E. Gosselin, Senior Vice President, General Counsel and Human Resources, and Secretary.

BY ORDER OF THE BOARD OF DIRECTORS,

Craig E. Gosselin
Senior Vice President, General Counsel and Human Resources, and Secretary
Anaheim, California
April 24, 2015

Appendix A

PACIFIC SUNWEAR OF CALIFORNIA, INC.
2015 LONG-TERM INCENTIVE PLAN

1. PURPOSE OF PLAN
The purpose of this Pacific Sunwear of California, Inc. 2015 Long-Term Incentive Plan (this “Plan”) of Pacific Sunwear of California, Inc., a California corporation (the “Corporation”), is to promote the success of the Corporation and to increase shareholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.
2. ELIGIBILITY
The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.
3.    PLAN ADMINISTRATION

3.1
The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting

Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.
With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2
Powers of the Administrator. Subject to the express provisions of this Plan (including, but not limited to, Section 8.8.3(c)), the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)
grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)
construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)
accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)
adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by shareholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

(h)
determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)
determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3
Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.
4.    SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1
    Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2
    Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	7,000,000 shares of Common Stock, consisting of never before authorized shares of Common Stock, plus

(2)
the number of any shares subject to stock options granted under the Corporation’s 2005 Performance Incentive Plan (the “2005 Plan”) and outstanding as of the date of shareholder approval of this Plan (the “Shareholder Approval Date”) which expire, or for any reason are cancelled or terminated, after the Shareholder Approval Date without being exercised, plus

(3)
the number of any shares of restricted stock granted under the 2005 Plan that are outstanding and unvested on the Shareholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested.

To the extent that a share of Common Stock is issued pursuant to the grant or exercise of a Full Value Award, it shall reduce the Share Limit by one and thirty-eight one hundredths (1.38) shares of Common Stock; and, to the extent that a share of Common Stock is issued pursuant to the grant or exercise of an award other than a Full Value Award, it shall reduce the Share Limit by one (1) share of Common Stock. As used herein, “Full Value Award” means an award other than a stock option or stock appreciation right (or “SAR”) that is settled through the issuance of shares of Common Stock.
The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 7,000,000 shares.

(b)	The maximum number of shares of Common Stock subject to those options and SARs that are granted during any calendar year to any individual under this Plan is 2,000,000 shares.

(c)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.
Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3
Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit. Notwithstanding the foregoing, the full number of SARs granted that are to be settled by the issuance of shares of Common Stock shall be counted against the Share Limit, regardless of the number of shares of Common Stock actually issued upon settlement of such SARs. Furthermore, any shares of Common Stock tendered or withheld to satisfy tax withholding obligations on an award issued under the Plan, shares of Common Stock tendered to pay the exercise price of an award under the Plan, and shares of Common Stock repurchased on the open market with the proceeds from the exercise of a Stock Option will no longer be eligible to be again available for grant under this Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan.

4.4
Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.5
Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.    AWARDS

5.1
Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1    Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, except in the case of a stock option granted retroactively in tandem with or as a substitution for another award, in which case the per share exercise price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive stock options). When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.
5.1.2    Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.
5.1.3    Stock Appreciation Rights. An SAR is a right to receive a payment, in cash and/or shares of Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable award agreement. In the case of a SAR granted retroactively in tandem with or as a substitution for another award, however, the base price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted. The maximum term of an SAR shall be ten (10) years.
5.1.4    Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.
5.1.5     Dividends and Dividend Equivalent Rights. Any participant selected by the Administrator may be granted dividend equivalents based on the dividends declared on shares of Common Stock that are subject to any award other than stock options or SARs, to be credited as of any dividend payment date(s) that occur during the period between the date the award is granted and the date the award is exercised, vests or expires, as determined by the Administrator. Such dividend equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. Notwithstanding the foregoing, if any award for which dividend equivalents have been granted has its vesting or grant dependent upon the achievement of one or more Business Criteria, then the dividend equivalents shall accrue and only be paid to the extent such award becomes vested. Under no circumstances may dividend equivalents be granted with respect to any stock option or SAR.

5.2
Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted with an exercise or base price not less than the fair market value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Award. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1    Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.
5.2.2    Performance Goals. Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be determined based on the attainment of specific performance goals established based on one or more of the business criteria set forth on Appendix A hereto (“Business Criteria”) as selected by the Administrator in its sole discretion. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established in writing and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. At the same time as the performance goal(s) are established, the Administrator will prescribe a formula to determine the amount of the Performance-Based Award that may be payable based upon the level of attainment of the performance goal(s) during the performance period.
The Administrator may provide for objectively determinable adjustments, modifications or amendments, as the Administrator may determine appropriate (including, but not limited to, the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set). The applicable performance measurement period may not be less than three months nor more than 10 years.
5.2.3    Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof.

Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 2,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $5,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.
5.2.4    Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied and ascertain the amount of such Performance-Based Award.
5.2.5    Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce (but not to increase) awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.
5.2.6    Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s shareholders that occurs in the fifth year following the year in which the Corporation’s shareholders first approve this Plan.

5.3
Award Agreements. Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4
Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan, subject to Section 8.8.3(c). The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares, subject to Section 8.8.3(c).

5.5
Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6
Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ National Market Reporting System (the “National Market”) for the date in question or, if no sales of Common Stock were reported by the NASD on the National Market on that date, the last price for a share of Common Stock as furnished by the NASD through the National Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price for a share of Common Stock as furnished by the NASD through the National Market available on the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the National Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the National Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the

Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).
5.7    Transfer Restrictions.
5.7.1    Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.7.2    Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.
5.7.3    Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:
(a)    transfers to the Corporation,
(b)    transfers to the participant’s immediate family (i.e., spouse, children, grandchildren and their spouses) or to one or more trusts for the benefit of such immediate family members, provided that (1) the award agreement, if any, with respect to such awards expressly so permits or is amended to so permit, (2) the participant does not receive any consideration for such transfer, and (3) the participant provides such documentation or information concerning any such transfer or transferee as the Corporation or the Administrator may request from time to time. Any awards held by any such transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer,
(c)    the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,
(d)    subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,
(e)    if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(f)
the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8
International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.    EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1
General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2
Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3
Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.    ADJUSTMENTS; ACCELERATION

7.1
    Adjustments. Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a)
proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Section 8.8.3(a)) the performance standards applicable to any outstanding awards, or

(b)
make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.
In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

7.2
    Automatic Acceleration of Awards. Upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then-outstanding option and SAR shall become fully vested,     all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator (either at the time of grant or at the time of the event), with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

7.3
Possible Acceleration of Awards. Without limiting Section 7.2 and unless otherwise provided by the Board in advance of a Change in Control Event (as defined below), upon such a Change in Control Event each then-outstanding option and SAR shall become fully vested,     all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award. For purposes of this Plan, “Change in Control Event” means any of the following:

(a)
    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b)
    Over a period of not longer than two consecutive years commencing not earlier than the Effective Date, Individuals who, as of the first day of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the remaining Incumbent Board (including for these purposes, the new members whose election or nomination was so approved) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)
    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 30% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)
    Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

7.4
Excise Tax Limit. In the event that the vesting of awards together with all other payments and the value of any benefits received or to be received by a participant (the “Total Payments”) would result in all or a portion of such Total Payments being subject to the excise tax under Section 4999 of the Code (the “Excise Tax”), then the participant’s Total Payments shall be either (i) the full amount of such payments and benefits or (ii) such lesser amount that would result in no portion of the Total Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state, and local employment taxes, income taxes and the Excise Tax, results in the receipt by the participant, on an after-tax basis, of the greatest amount of payments and benefits notwithstanding that all or some portion of such payments and benefits may be taxable under Section 4999 of the Code. Solely to the extent that the participant is better off on an after-tax basis as a result of the reduction of Total Payments, such payments and benefits shall be reduced or eliminated, as determined by the Corporation, in the following order: (i) any cash payments, (ii) any taxable benefits, (iii) any nontaxable benefits, and (iv) any vesting or accelerated delivery of equity awards in each case in reverse order beginning with the payments or benefits that are to be paid the farthest in time from the date that triggers the applicable Excise Tax.

7.5
Early Termination of Awards. Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.6 or Section 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

7.6
Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, 7.5 and/or 7.7 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code. Notwithstanding anything to the contrary, no adjustment pursuant to this Section 7 may be made if or to the extent that it would cause an outstanding award to cease to be exempt from, or to fail to comply with, Section 409A of the Code including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance (“Code Section 409A”).

7.7
Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event or upon shareholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

8.    OTHER PROVISIONS

8.1
Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2
Employment Status. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3
No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4
Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5
Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)    require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)    deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.
In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the whole number of shares required for tax withholding under applicable law; provided, however, that to the extent a withholding rate is elected by a participant that results in an amount higher than the amount determined necessary by the Corporation, and the Corporation determines that withholding at the higher amount would not result in adverse accounting consequences to the Corporation, the Corporation may allow withholding of the higher amount. The Corporation may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.
8.6    Effective Date, Termination and Suspension, Amendments.
8.6.1    Effective Date. This Plan is effective as of March 19, 2015, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2    Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3    Shareholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.
8.6.4    Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2, 8.6.5 and 8.8.3(c)) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Sections 3.2(g) and 8.6.6.
8.6.5    Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
8.6.6    No Repricing or Cash Outs or Reloads of Underwater Stock Options or Stock Appreciation Rights. Except to the extent (i) approved in advance by holders of a majority of the shares of Common Stock entitled to vote generally in the election of Directors or (ii) provided in Section 7, the Administrator shall not have the power or authority to (a) reduce, whether through amendment or otherwise, the exercise price or the base price of any outstanding stock option or SAR, (b) to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of stock options or SARs previously granted or (c) grant any new Award or amend any existing Award to include provisions that “reload” the option or SAR upon exercise.

8.7
Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8    Governing Law; Construction; Severability.
8.8.1    Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California.
8.8.2    Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.8.3    Plan Construction.
(a)    Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.
(b)    Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).
(c)    Section 409A. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Code Section 409A. All awards granted under this Plan that are intended to be “deferred compensation” subject to Section 409A will be interpreted, administered and construed to comply with Section 409A, and all awards granted under this Plan that are intended to be exempt from Section 409A will be interpreted, administered and construed to comply with and preserve such exemption. The Administrator will have full authority to give effect to the intent of the foregoing sentence. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Corporation nor the Administrator shall have any liability to any person in the event such Section 409A applies to any such award in a manner that results in adverse tax consequences for the participant or any of the participant’s beneficiaries or transferees.
To the extent necessary to give effect to the intent of this Section 8.8.3(c), in the case of any conflict or potential inconsistency between this Plan and a provision of any award or award agreement, this Plan will govern. To the extent any of the awards granted under this Plan are deemed “deferred compensation” and hence subject to Code Section 409A, without limiting the generality of the foregoing, the following rules shall apply to such awards:

i.
Timing of Payments. Payment(s) of compensation that is subject to Code Section 409A shall only be made upon an event or at a time set forth in Treas. Reg. 1.409A-3, i.e., the participant’s separation from service, the participant’s becoming disabled, the participant’s death, at a time or a fixed schedule specified in the Plan or an award agreement, a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, or the occurrence of an unforeseeable emergency. Any payment due upon a participant’s termination of employment or service will be paid only upon such participant’s separation from service from the Corporation within the meaning of Code Section 409A. For purposes of determining whether the participant has experienced a separation from service from the Corporation within the meaning of Code Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Corporation, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Treas. Reg. 1.414(c)-2(b)(2)(i), provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. 1.414(c)-2(b)(2)(i).

ii.
Six-Month Delay. Any payment to be made with respect to such award in connection with the participant’s separation from service from the Corporation within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six months after the participant’s separation from service (or earlier death) in accordance with the requirements of Section 409A;

iii.
Certain Delayed Payments. If any payment to be made with respect to such award would occur at a time when the tax deduction with respect to such payment would be limited or eliminated by Section 162(m) of the Code, such payment may be deferred by the Corporation under the circumstances described in Code Section 409A until the earliest date that the Corporation reasonably anticipates that the deduction or payment will not be limited or eliminated. To the extent necessary to comply with Code Section 409A, any other securities, other awards or other property that the Corporation may deliver in lieu of shares of Common Stock in respect of an award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares of Common Stock that would otherwise have been deliverable (unless the Administrator elects a later date for this purpose in accordance with the requirements of Code Section 409A). Notwithstanding anything to the contrary, to the extent an amount was intended to be paid such that it would have qualified as a short-term deferral under Code Section 409A and the applicable regulations, then such payment is or could be delayed if the requirements of Treas. Reg. 1.409A-1(b)(4)(ii) are met.

iv.
Acceleration of Payment. Any payment made under this Plan to which Code Section 409A applies may not be accelerated, except in accordance with Treas. Reg. 1.409A-3(j)(4), i.e., upon a participant’s separation from service, the participant becomes disabled, the participant’s death, a change of ownership or effective control, or in the ownership of a substantial portion of the assets, or upon an unforeseeable emergency (all as detailed in Treas. Reg. 1.409A-3(a)).

v.
Series of Payments. If such award includes a “series of installment payments” (within the meaning of Treas. Reg. 1.409A-2(b)(2)(iii)), any payments made pursuant to any award shall be considered a series of separate payments and not one a single payment.

vi.	Dividend Equivalents. If the award includes “dividend equivalents” (within the meaning of Treas. Reg. 1.409A-3(e)), the participant’s right to the dividend equivalents will be treated separately from the right to other amounts under the award.

8.9
Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10
Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under this Plan and do not reduce the Share Limit, subject to applicable stock exchange requirements.

8.11
Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12
No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13
Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

8.14
Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Corporation may (i) deliver by email or other electronic means (including posting on a web site maintained by the Corporation or by a third party under contract with the Corporation ) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that the Corporation is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, award agreements) in a manner prescribed by the Administrator.

8.15
No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Corporation, its affiliates and Subsidiaries, the Board and the Administrator neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any award granted or any amounts paid to any participant under the Plan including, but not limited to, when and to what extent such awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

APPENDIX A
BUSINESS CRITERIA
The Business Criteria referred to in Section 5.2.2 of the Plan shall mean any one or a combination of the following terms. These terms are used as applied under generally accepted accounting principles, in the Corporation’s financial reporting or such other objective principles, as may be designated by the Administrator. The Business Criteria applicable to an award may be established with respect to the Corporation or any applicable Subsidiary, division, segment, or unit or any combination thereof, as the Administrator may deem appropriate, may be determined on a pre- or post-tax basis or on a per share basis (either basic or fully diluted) and may be determined in absolute terms, or (1) relative to the performance of one or more comparable companies or a published or special index covering multiple companies that the Administrator, in its sole discretion, deems appropriate, or (2) based on changes in the Business Criteria over a specified period of time, which changes may be measured based on an arithmetic change over a specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change).
EBIT. “EBIT” means Net Income before interest expense and taxes.
EBITDA. “EBITDA” means Net Income before interest expense, taxes, depreciation and amortization.
EPS. “EPS” means Net Income divided by the weighted average number of common shares outstanding. Unless otherwise provided by the Administrator in the related award agreement, outstanding shares of Common Stock shall be adjusted to include the dilutive effect of stock options, restricted stock and other dilutive financial instruments.
Expense Reduction. “Expense Reduction” means reduction in actual expense or an improvement in the expense to Net Sales ratio compared to a target or prior year actual expense to Sales ratio.
Debt to EBITDA. “Debt to EBITDA” means the ratio of debt to EBITDA.
Interest Coverage. “Interest Coverage” means the ratio of EBITDA to interest expense.
Inventory Turns. “Inventory Turns” means the ratio of total cost of goods sold on a historical basis to average net inventory.
Net Income. “Net Income” means the difference between total Net Sales and total costs and expenses, including income taxes.
Net Sales. “Net Sales” means net sales.
Operating Cash Flow. “Operating Cash Flow” means the net cash provided by operating activities less net cash used by operations and investing activities as shown on the statement of cash flows.
Cash Flow Return on Equity or “CFROE” means the Corporation’s operating cash flow divided by the Corporation’s average total equity.
Cash Flow Return on Investment or “CFROI” means the Corporation’s gross cash flow divided by the Corporation’s gross investment.

Pre-Tax Margin. “Pre-Tax Margin” means the ratio of earnings before income taxes to Net Sales.
Return on Assets. “Return on Assets” means the ratio of Net Income to total average assets including goodwill.
Return on Capital. “Return on Capital” means the ratio of Net Income to average total capital. Total capital includes working capital, and other long term assets such as PP&E, goodwill and intangibles, and leased assets. Unless otherwise provided by the Administrator in the related award agreement, cash, deferred tax assets and debt shall not be included in capital for calculation purposes.
Return on Equity. “Return on Equity” means Net Income divided by average total equity.
Stock Price means the price of a share of Common Stock as of a particular date or an average price over a stated period of time.
Stock Price Appreciation. “Stock Price Appreciation” means an increase, or an average annualized increase, in the stock price or market value of the Common Stock of the Corporation after the date of grant of an Award or above a specified price.
Total Shareholder Return means the total return on a share of common stock over a stated period assuming the reinvestment of all dividends paid during such period.
Acquisition or Divestiture Activities means any activities related to acquisition or divestiture of an area impacting the Corporation’s business, including, but not limited to, Subsidiaries, business units, products, services, and real estate.
Management Succession Planning means any action or result related to the development and maintenance of an executive succession plan for the Corporation.
Economic Value Added or EVA® means net operating profit after tax minus the sum of capital multiplied by the cost of capital.
Working Capital Improvement. “Working Capital Improvement” means the net change in current assets less current liabilities over the applicable period or the reduction in the current ratio (current assets divided by current liabilities), excluding changes in cash and cash equivalents, and current and deferred income taxes.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
ATTN: CRAIG GOSSELIN
350 E. MIRALOMA AVENUE
ANAHEIM, CA 92806

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M85002-P60397

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PACIFIC SUNWEAR OF CALIFORNIA, INC.

The Board of Directors recommends you vote FOR the following Director Nominee and FOR proposals 2 and 3.

1. Election of Director

Nominee:	**For**	**Against**	**Abstain**
1a. Michael Goldstein	☐	☐	☐

NOTE: In their discretion, the persons named as proxies are authorized to vote upon any other matters as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at http://www.edocumentview.com/PSUN.

M85003-P60397

PACIFIC SUNWEAR OF CALIFORNIA, INC.
Annual Meeting of Shareholders June 4, 2015 9:00 AM, Pacific Time
This proxy is solicited by the Board of Directors

The undersigned, shareholder(s) of PACIFIC SUNWEAR OF CALIFORNIA, INC., a California corporation ("the Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended January 31, 2015; and, revoking any proxy previously given, hereby constitutes and appoints Craig E. Gosselin and Michael W. Kaplan, and each of them, his true and lawful agents and proxies with the full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Fairmont Miramar Hotel, located at 101 Wilshire Boulevard, Santa Monica, California 90401 on Thursday, June 4, 2015, at 9:00 AM, Pacific Time, and at any adjournment or postponement thereof, on all matters coming before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3. IF THE NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES WILL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side